                                                              EXHIBIT (a)(1)(ii)

                          VAN KAMPEN AMERICAN CAPITAL
                            PRIME RATE INCOME TRUST

                          OFFER TO PURCHASE 43,213,147
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD TIME ON JULY 18, 1997, UNLESS THE OFFER IS EXTENDED. TO ENSURE PROCESSING OF YOUR REQUEST, A LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY (AS DEFINED BELOW) ON OR BEFORE JULY 18, 1997.

To the Holders of Common Shares of
VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST:

     Van Kampen American Capital Prime Rate Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust"), is offering to purchase up to 43,213,147 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), at a price (the "Purchase Price") equal to their net asset value ("NAV") determined as of 5:00 P.M. Eastern Standard time on the Expiration Date (as defined herein), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer is scheduled to terminate as of 12:00 Midnight Eastern Standard time on July 18, 1997, unless extended. An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for less than five years. The Common Shares are not currently traded on an established trading market. The NAV on June 13, 1997 was $9.97 per Common Share. You can obtain current NAV quotations from Van Kampen American Capital Distributors, Inc. ("VKAC") by calling (800) 421-5666 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. See Section 9.

     If more than 43,213,147 Common Shares are duly tendered prior to the expiration of the Offer, the Trust presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is under no obligation to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 43,213,147 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

           THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS OF THE TRUST
                 AND IS NOT CONDITIONED UPON ANY MINIMUM NUMBER
                        OF COMMON SHARES BEING TENDERED.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 6.

                                                                 31 PRT006-06/97

                                   IMPORTANT

     If you desire to tender all or any portion of your Common Shares, you should either (1) complete and sign the Letter of Transmittal and mail or deliver it along with any Common Share certificate(s) and any other required documents to ACCESS Investor Services, Inc. (the "Depositary") or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your Common Shares.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

     Questions and requests for assistance may be directed to VKAC at the address and telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to VKAC.

June 20, 1997                               VAN KAMPEN AMERICAN CAPITAL
                                              PRIME RATE INCOME TRUST
Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

(800) 421-5666
                                            Depositary: ACCESS Investor
                                            Services, Inc.
                                            By Mail, Hand Delivery or Courier:
                                            7501 Tiffany Springs Parkway
                                            Kansas City, MO 64153
                                            Attn: Van Kampen American Capital
                                               Prime Rate Income Trust

                               TABLE OF CONTENTS

SECTIONS                                                                 PAGE
--------                                                                 ----
   1.      Price; Number of Common Shares..............................     4
   2.      Procedure for Tendering Common Shares.......................     4
   3.      Early Withdrawal Charge.....................................     6
   4.      Withdrawal Rights...........................................     7
   5.      Payment for Shares..........................................     8
   6.      Certain Conditions of the Offer.............................     8
   7.      Purpose of the Offer........................................     9
   8.      Plans or Proposals of the Trust.............................     9
   9.      Price Range of Common Shares; Dividends.....................    10
  10.      Interest of Trustees and Executive Officers; Transactions
           and Arrangements Concerning the Common Shares...............    11
  11.      Certain Effects of the Offer................................    11
  12.      Source and Amount of Funds..................................    11
  13.      Certain Information about the Trust.........................    13
  14.      Additional Information......................................    14
  15.      Certain Federal Income Tax Consequences.....................    14
  16.      Extension of Tender Period; Termination; Amendments.........    15
  17.      Miscellaneous...............................................    15

EXHIBIT A: Financial Statements
           Unaudited Financial Statements for the six months ended
           January 31, 1997............................................  A- 1
           Audited Financial Statements for the year ended July 31,
           1996........................................................  A-27

     1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 43,213,147 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section
4) prior to 12:00 Midnight Eastern Standard time on July 18, 1997 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Purchase Price of the Common Shares will be their NAV determined as of 5:00 P.M. Eastern Standard time on the Expiration Date. The NAV on June 13, 1997 was $9.97 per Common Share. You can obtain current NAV quotations from VKAC by calling (800) 421-5666 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years. See Section 3.

     The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 43,213,147 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 43,213,147 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, the Trust presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is not obligated to, extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 43,213,147 Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

     On June 13, 1997, there were approximately 617,330,672 Common Shares issued and outstanding and there were approximately 220,800 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

     The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

     2. PROCEDURE FOR TENDERING COMMON SHARES.

     Proper Tender of Common Shares. Except as otherwise set forth under the heading "Procedures for Selling Group Members" below, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase.

     It is a violation of Section 14(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares in a partial tender offer for such person's own account unless at the time of tender and until such time as the securities are accepted for payment the person so tendering has a net long position equal to or greater than the amount tendered in

(i) the Common Shares and will deliver or cause to be delivered such shares for purposes of tender to the Trust prior to or on the Expiration Date, or (ii) an equivalent security and, upon the acceptance of his or her tender will acquire the Common Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Common Shares so acquired for the purpose of tender to the Trust prior to or on the Expiration Date.

     Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder has a net long position in the Common Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 14e-4.

     Signature Guarantees and Method of Delivery. Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the proceeds for the tendered Common Shares will amount to more than $50,000, (2) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (3) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank (an "Eligible Institution"). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or (a) if payment is to be made to, (b) unpurchased Common Shares are to be registered in the name of or (c) any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Institution. If signature is by attorney-in-fact, executor, administrator, Trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, other legal documents will be required. See Instructions 1 and 4 of the Letter of Transmittal.

     Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

     THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING CERTIFICATES FOR COMMON SHARES, IS AT THE ELECTION AND RISK OF THE PARTY TENDERING COMMON SHARES. IF DOCUMENTS ARE SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.

     Procedures for Selling Group Members. If you are a selling group member, in order for you to tender any Common Shares pursuant to the Offer, you may place a confirmed wire order with VKAC. All confirmed wire orders used to tender Common Shares pursuant to this Offer must be placed on the Expiration Date only (wire orders placed on any other date will not be accepted by the Trust). Common Shares tendered by a wire order are deemed to be tendered when VKAC receives the order but subject to the condition subsequent that the settlement instructions, including (with respect to tendered Common Shares for which the selling group member is not the registered owner) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any other documents required by the Letter of Transmittal and any Common Share certificates, are received by the Depository within three New York Stock Exchange trading days after receipt by VKAC of such order.

     Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Share(s) or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, VKAC, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     Federal Income Tax Withholding. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Form W-9 enclosed with the Letter of Transmittal. Foreign shareholders who are resident aliens and who have not previously submitted a Form W-9, or other foreign shareholders who have not previously submitted a Form W-8, to the Trust must do so in order to avoid backup withholding.

     The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income or (iv) a trust whose administration is subject to the primary jurisdiction of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

     For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

     3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held less than five years. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than five years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the five years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to VKAC on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common

Shares purchased earliest by the Shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                                EARLY
YEAR OF REPURCHASE                                           WITHDRAWAL
  AFTER PURCHASE                                               CHARGE
------------------                                           ----------
First.......................................................      3.0%
Second......................................................      2.5%
Third.......................................................      2.0%
Fourth......................................................      1.5%
Fifth.......................................................      1.0%
Sixth and following.........................................      0.0%

     The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $10,000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $12,000. The investor then may submit for repurchase pursuant to a tender offer up to $2,000 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $5,000 worth of Common Shares, an Early Withdrawal Charge would be imposed on $3,000 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $75.

     Exchanges. Tendering shareholders may elect to receive, in lieu of cash, the proceeds from the tender of Common Shares of the Trust in contingent deferred sales charge shares ("Class B Shares") of certain open-end investment companies advised by either Van Kampen American Capital Investment Advisory Corp. or Van Kampen American Capital Asset Management, Inc. and distributed by VKAC ("VKAC Funds"). The Early Withdrawal Charge will be waived for Common Shares tendered in exchange for Class B Shares in the VKAC Funds; however, such Class B Shares immediately become subject to a contingent deferred sales charge equivalent to the Early Withdrawal Charge on Common Shares of the Trust. Thus, shares of such VKAC Funds may be subject to a contingent deferred sales charge upon a subsequent redemption from the VKAC Funds. The purchase of shares of such VKAC Fund will be deemed to have occurred at the time of the purchase of the Common Shares of the Trust for calculating the applicable contingent deferred sales charge.

     The prospectus for each VKAC Fund describes its investment objectives and policies. Shareholders can obtain a prospectus without charge by calling 1-800-341-2911 and should consider these objectives and policies carefully before requesting an exchange. Each tender for an exchange must involve proceeds from Common Shares which have a net asset value of at least $500. An exchange is a taxable event and may result in a taxable gain or loss for the shareholders.

     A shareholder may effect an exchange by electing and completing the appropriate option on the Letter of Transmittal or by giving proper instructions to the shareholder's broker or dealer. Although the exchange privilege has been made available as a convenience to the Trust's shareholders, neither the Trust nor its Board of Trustees makes any recommendation as to whether shareholders should exchange for shares of another VKAC Fund.

     4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after 12:00 Midnight Eastern Standard time on August 15, 1997.

     To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering the Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, VKAC, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

     5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will accept for payment (and thereby purchase) Common Shares properly tendered promptly after the Expiration Date.

     Payment for Common Shares purchased pursuant to the Offer will be made by depositing the aggregate purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from the Trust and either transmitting payment directly to the tendering shareholders or, in the case of tendering shareholders electing an exchange in lieu of cash, transmitting payment directly to the transfer agent for purchase of Class B Shares of the designated VKAC Fund for the account of such shareholders. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

     The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for less than five years. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

     ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO HAS NOT PREVIOUSLY SUBMITTED A COMPLETED AND SIGNED SUBSTITUTE FORM W-9 AND WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 ENCLOSED WITH THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 2.

     6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the time of purchase of any such Common Shares, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) in the reasonable judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (2) such transactions, if consummated, would (a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Trust a taxable entity, causing the Trust's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (3) there is, in the Board of Trustees' reasonable judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on any United States national securities exchange or in the over-the-counter market, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

     The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

     If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

     7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     8. PLANS OR PROPOSALS OF THE TRUST. Except as set forth in this Section 8, the Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

     The Trust recently submitted a proposal to shareholders seeking approval of a new fundamental investment policy modifying existing fundamental policies and restrictions to give the Trust the flexibility to pursue its investment objective through a fund structure commonly known as a "master-feeder" structure and a corresponding conversion to such structure in the future. Shareholders as of the April 14, 1997 record date should have received a proxy statement from the Trust more fully describing this proposal and the potential impact on the Trust and its shareholders. As described therein, if the Trust converts to a master-feeder structure, shareholders of the Trust would continue to hold their shares of the Trust and the Trust would become a feeder-fund of the master-fund. The value of a shareholder's shares would be the same immediately after any conversion as the value immediately before such conversion. Use of this master-feeder structure may result in increased assets invested among the collective investment vehicle of which the Trust would be a part, thus allowing operating expenses to be spread over a larger asset base, potentially achieving economies of scale. As more fully described in that proxy statement, the Trust's Board of Trustees does not intend to effect any conversion in which (i) the master fund does not have substantially the same management team, investment objective, investment policies and investment restrictions as the Trust just prior to the conversion, (ii) the value of the shareholder's investment in Trust would not be the same immediately after the conversion as it was immediately before such conversion or (iii) an increase in the Trust's expense ratios is expected as a result of the conversion. Based on their consideration, analysis and evaluation of certain factors as outlined in the proxy statement and other information deemed by them to be relevant to the proposal, the Trust's Board of Trustees concluded that it would be in the best interests of the Trust and the Trust's shareholders to approve a new fundamental investment policy and any corresponding conversion in the future and to submit such proposal for consideration to the Trust's shareholders. The shareholder meeting called to consider this proposal currently is scheduled to reconvene on July 9, 1997.

     9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share from June 13, 1995 through June 13, 1997 ranged from a high of $10.05 to a low of $9.97. On June 13, 1997, the NAV was $9.97 per Common Share. You can obtain current NAV quotations from VKAC by calling (800) 421-5666 between the hours of 7:00 A.M. and 7:00 P.M. Central Standard time, Monday through Friday, except holidays. NAV quotes also may be obtained through the ICI Pricing Service which is released each Friday evening and published by the Dow Jones Capital Markets Wire Service on each Friday; published in the New York Times on each Saturday; published in the Chicago Tribune on each Sunday; and published weekly in Barron's magazine. The Trust offers and sells its Common Shares to the public on a continuous basis through VKAC as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly.

     Over the twelve month period preceding the commencement of the Offer, the Trust paid the following dividends per Common Share held for the entire respective dividend period:

DIVIDEND PAYMENT                                        AMOUNT OF DIVIDEND
      DATE                                              PER COMMON SHARE
----------------                                        ------------------
May 23, 1997............................................... $0.0647
April 25, 1997............................................. $0.0584
March 25, 1997............................................. $0.0584
February 25, 1997.......................................... $0.0584
January 24, 1997........................................... $0.0452
December 31, 1996.......................................... $0.0132
December 24, 1996.......................................... $0.0584
November 25, 1996.......................................... $0.0584
October 25, 1996........................................... $0.0584
September 25, 1996......................................... $0.0584
August 23, 1996............................................ $0.0567
July 25, 1996.............................................. $0.0567
June 25, 1996.............................................. $0.0567

Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the third business day following the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

     10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. Except as set forth in this Section 10, as of June 13, 1997, the trustees and executive officers of the Trust as a group beneficially owned no Common Shares. As of June 13, 1997, Dennis J. McDonnell, Chairman, President, Chief Executive Officer and a Trustee of the Trust, owned 779.179 Common Shares; Wayne W. Whalen, a trustee of the Trust, owned 1,529.724 Common Shares; and David C. Arch, a trustee of the Trust, owned 1,050.825 Common Shares. The Trust has been informed that no trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

     Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its trustees, executive officers and affiliates (as such term is used in the Securities Exchange Act of 1934), neither the Trust nor, to the best of the Trust's knowledge, any of the trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the forty business day period prior to the date hereof. Dennis J. McDonnell, Chairman, President, Chief Executive Officer and a trustee of the Trust, acquired 9.516 Common Shares and Wayne W. Whalen acquired 18.706 Common Shares between April 24, 1997 and June 13, 1997 through the reinvestment of dividends as described in the Trust's prospectus.

     Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

     The Trust currently is a party to an Investment Advisory Agreement with Van Kampen American Capital Investment Advisory Corp. (the "Adviser") under which the Trust accrues daily and pays monthly to the Adviser an investment management fee based on the per annum rate of: 0.95% of the first $4.0 billion of average weekly managed assets of the Trust, 0.90% on the next $3.5 billion, 0.875% on the next $2.5 billion and 0.85% on average weekly net assets over $10.0 billion (i.e., the average weekly value of the total assets of the Trust, minus the sum of the accrued liabilities of the Trust other than the aggregate amount of any borrowings undertaken by the Trust). The Trust also is a party to an Administration Agreement and an Offering Agreement with VKAC. Under the Administration Agreement, the Trust pays VKAC a monthly fee based on the per annum rate of 0.25% of the Trust's average weekly managed assets. Under the Offering Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through VKAC as principal underwriter. Effective May 31, 1997, the Adviser and VKAC became indirect subsidiaries of Morgan Stanley, Dean Witter, Discover & Co.

     11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

     12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing the full 43,213,147 Common Shares pursuant to the Offer would be approximately $430,835,076 (assuming a NAV of $9.97 per Common Share on the Expiration Date). The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trust believes that it has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See
Section 6.

     The Trust has entered into a Credit Agreement dated April 17, 1997 (the "Credit Agreement") among the Trust, as borrower, the banks party thereto (the "Financial Institutions"), and Bank of America National Trust and Savings Association ("BofA"), as agent, pursuant to which the Financial Institutions have committed to provide a credit facility of up to $250,000,000 to the Trust, which is not secured by the assets of the Trust or other collateral. The Trust has not drawn down any of the funds available under the Credit Agreement. The proceeds of the Loans borrowed under the Credit Agreement are to be used to provide the Trust with additional liquidity to meet its obligations to purchase Common Shares pursuant to any tender offer that it may make. The Credit Agreement has terms and conditions substantially similar to the following:

     a. The Trust is entitled to borrow loans ("Loans") from the Financial Institutions amounts which in the aggregate do not exceed the lesser of
        (i) the $250 million credit facility each or (ii) twelve and one half percent (12.5%) of the net asset value of the Trust (defined as total assets minus total liabilities minus assets subject to liens).

     b. Loans made under the Credit Agreement, if any, will bear interest daily, at the Trust's option, (i) at a rate per annum equal to the federal funds rate from time to time plus 0.375%, provided, however, that during any period the aggregate outstanding loans exceed $125 million, the rate shall be the federal funds rate plus 0.50%, or (ii) at a rate per annum equal to a reserve-adjusted interbank offered rate offered by BofA's Grand Cayman Branch ("IBOR") plus 0.375% per annum, provided, however, that during any period the aggregate outstanding loans exceed $125 million, the rate shall be IBOR plus 0.50%. Such interest will be due on the outstanding principal amount (i) as to any federal funds rate loan on last business day of each calendar quarter and (ii) as any offshore rate loan, from one (1) day to sixty (60) days from the date of the loan, as selected by the Trust in advance. Overdue payments of principal and interest will bear interest, payable upon demand, at a penalty rate. No Loan shall be outstanding for a period of more than sixty (60) days, and there shall be no more than three Interest Periods in effect.

     c. The Trust paid approximately $25,000 of fees and expenses to BofA or its affiliates on the date the Credit Agreement was executed. In addition, during the term of the Credit Agreement, the Trust is obligated to pay a commitment fee computed at the rate of 0.065% per annum on the average daily unused amount of the facility.

     d. The principal amount of loans made under the Credit Agreement, if any, are required to be paid sixty (60) days from the date of the loan. The Trust is entitled to prepay a loan in multiples of $1,000,000, provided that the Trust gives sufficient notices of prepayment. On the Commitment Termination Date (as defined below), all outstanding principal and accrued interest under the Credit Agreement will be due and payable in full.

     e. The drawdown of the initial Loan, if any, under the Credit Agreement is subject to certain conditions, including, among other things, the Trust executing and delivering a promissory note made payable to the order of each Financial Institution, in the form attached to the Credit Agreement (the "Promissory Notes").

        The drawdown of each Loan, if any, is further conditioned upon the satisfaction of additional conditions, including, without limitation,
        (i) the providing of notice with respect to the Loan, (ii) the Trust's asset coverage ratio must be at least 8 to 1; (iii) there being no default or event of default in existence and (iii) the representations and warranties made in the Credit Agreement continuing to be true.

     f. The Credit Agreement contains various affirmative and negative covenants of the Trust, including, without limitation, obligations: (i) to provide periodic financial information; (ii) with limited exceptions, to not consolidate with or merge into any other entity or have any other entity merge into it and to not sell all or any substantial part of its assets; (iii) to continue to engage in its current type of business and to maintain its existence as a business trust; (iv) to comply with applicable laws, rules and regulations and perform its obligations under the Credit Agreement; (v) to maintain insurance on its property and business; (vi) to limit the amount of its debt based upon 12.5% of the net asset value of the Trust; and (vii) to not create any lien on any of its assets, with certain exceptions.

     g. The Credit Agreement also contains various events of default (with certain specified grace periods), including, without limitation: (i) failure to pay when due any amounts required to be paid to Financial Institutions under the Credit Agreement or the Promissory Notes; (ii) any material misrepresentations in the Credit Agreement or documents delivered to Financial Institutions; (iii) failure to observe or perform certain terms, covenants and agreements contained in the Credit Agreement, the Promissory Notes or other documents delivered to the Financial Institutions; (iv) failure to comply with the Trust's fundamental investment policies or investment restrictions; (v) failure to comply with all material provisions of the Investment Company Act of 1940; (vi) the voluntary or involuntary bankruptcy of the Trust; (vii) the entry of judgments for the payment of money in excess of $5,000,000 in the aggregate which remains unsatisfied or unstayed for a period of 30 days; and (viii) a change in control of the Trust's investment adviser.

     h. The credit facility provided pursuant to the Credit Agreement will terminate on April 16, 1998 (the "Commitment Termination Date"), unless extended pursuant to the terms thereof, and all accrued interest and principal will be due thereon.

     The Trust intends to repay any loans under the Credit Agreement from proceeds from the specified pay-downs from the interests in Senior Loans (as defined below) which will be acquired and from proceeds from the sale of Common Shares.

     The foregoing descriptions of the Credit Agreement do not purport to be complete or final, and are qualified in their entirety by reference to the Credit Agreement included as Exhibit (b) to the Issuer Tender Offer Statement on
Schedule 13E-4 of the Trust. See Section 14.

     13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust on July 14, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The Trust seeks as high a level of current income as is consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to United States corporations, partnerships and other entities ("Borrowers"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust will invest generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by one or more major United States banks ("Prime Rate"), the London Inter-Bank Offered Rate ("LIBOR"), the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that approximates the average published Prime Rate of major United States banks. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

     The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender. To the extent the Trust invests a relatively high percentage of its assets in obligations of a limited number of issuers, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

     VKAC compensates broker-dealers participating in the continuous offering of the Trust's Common Shares at a rate of 3.0% of the dollar value of Common Shares purchased from the Trust by such broker-dealers. VKAC also compensates broker-dealers who have entered into sales agreements with VKAC at an annual rate, paid quarterly, equal to an amount up to 0.35% of the value of Common Shares sold by each respective broker-dealer and remaining outstanding after one year from the date of their original purchase. VKAC also may provide, from time to time, additional cash incentives to broker-dealers which employ representatives who sell a minimum dollar amount of the Common Shares. All such compensation is or will be paid by VKAC out of its own assets, and not out of the assets of the Trust. The compensation paid to such broker-dealers and to VKAC, including the compensation paid at the time of purchase, the quarterly payments, any additional incentives paid from time to time and the Early Withdrawal Charge, if any, will not in the aggregate exceed the applicable limit (currently 8%) imposed by the National Association of Securities Dealers (the "NASD"), unless the approval of the NASD has been received.

     The principal executive offices of the Trust are located at One Parkview Plaza, Oakbrook Terrace, IL 60181.

     Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

     14. ADDITIONAL INFORMATION. The Trust has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such material may be inspected and copied at prescribed rates at the Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278; and, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws.

     The sale of Common Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash by the shareholder or by the Depository on behalf of the shareholder, in the case of a tendering shareholder electing an exchange of Class B Shares of a designated VKAC Fund in lieu of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder or by the Depository on behalf of the shareholder, in the case of a tendering shareholder electing an exchange of Class B Shares of a designated VKAC Fund in lieu of cash, pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term if such Common Shares have been held for more than one year.

     If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder or by the Depository on behalf of a shareholder, as the case may be, who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings and profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. Thus, a shareholder's tax basis in the Common Shares sold will not reduce the amount of the "dividend." Any remaining tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, a constructive dividend under Section 305(c) of the Code may result to a non-tendering shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender. The Trust believes, however, that the nature of the repurchase will be such that a tendering shareholder will qualify for "sale or exchange" treatment (as opposed to "dividend" treatment).

     16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the Purchase Price for the Common Shares tendered will be determined as of 5:00 P.M. Eastern Standard time on the Expiration Date, as extended, and the Offer will terminate as of 12:00 Midnight Eastern Standard time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6, and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. Eastern Standard time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service.

     If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rule 13e-4 promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

     17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

June 20, 1997                               VAN KAMPEN AMERICAN CAPITAL
                                              PRIME RATE INCOME TRUST

                            PORTFOLIO OF INVESTMENTS

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated            Value
  (000)                         Borrower                            Maturity*           (000)
-----------------------------------------------------------------------------------------------
            VARIABLE RATE ** SENIOR LOAN INTERESTS
            AEROSPACE/DEFENSE  2.5%
 $10,104    Aerostructures Corp., Term Loan -- Manufactures
            and assembles structural aircraft parts..........  09/30/03 to 09/30/04  $   10,133
  22,787    Alliant Techsystems, Inc., Term Loan --
            Manufacturer of ordnance, composite metals.......        03/15/01            22,833
   8,871    Fibers Inc., Term Loans -- Manufacturers of
            Composite Fibers.................................        12/31/01             8,896
  13,586    Grimes Aerospace Co., Term Loan -- Airplane
            electronics manufacturer.........................        12/31/99            13,963
   4,561    Grimes Aerospace Co., Revolving Credit...........        12/31/99             4,757
  50,000    Gulfstream Delaware Corp., Term Loan -- Aircraft
            manufacturer.....................................        09/30/02            50,107
   5,000    MAG Aerospace Industries, Term Loan -- Waste and
            trash systems supplier...........................        06/15/03             5,035
  13,975    Tracor, Inc., Term Loan -- Manufacturer of
            electronic systems and devices for the defense
            and aerospace industries.........................  10/31/00 to 04/30/01      13,996
   8,000    Tri-Star Aerospace, Revolving Credit --
            Distributor of fasteners.........................        09/30/03             8,066
                                                                                     ----------
                                                                                        137,786
                                                                                     ----------
            AUTOMOTIVE  3.3%
  18,167    Bluebird Body Co., Term Loan -- Manufacturer of
            school buses.....................................        11/19/03            18,214
     208    Bluebird Body Co., Revolving Credit..............        11/19/03               208
  21,292    Cambridge Industries, Inc., Term Loan --
            Manufacturer of plastic components for autos.....  05/17/02 to 05/17/04      21,407
  20,691    Collins & Aikman Products Co., Term Loan --
            Manufacturer of auto interiors, home interiors
            and wallpapers...................................  01/13/02 to 12/31/02      20,731
  18,000    Columbus-McKinnon Co., Term Loan -- Manufacturer
            of material handling equipment...................  09/30/01 to 09/30/03      18,043
   4,648    Columbus-McKinnon Co., Revolving Credit..........        09/30/01             4,647
  46,883    Hayes Wheels International, Inc., Term Loan --
            Designer and manufacturer of car and truck
            wheels...........................................  07/31/02 to 07/31/04      46,972
   1,033    Lear Seating Corp., Revolving Credit --
            Manufacturer of automobile and truck seat
            systems..........................................        09/30/01             1,033
  11,933    Numatics, Inc., Term Loan -- Manufacturer of
            pneumatic fluid power equipment..................        12/31/03            12,000
  10,000    Sinter Metals, Inc., Term Loan -- Manufacturer of
            powder metal products............................        06/30/05            10,046
  10,492    Stanadyne Automotive, Term Loan -- Manufacturer
            of diesel injection devices and engine parts.....        12/31/01            10,501
  19,800    Venture Holding Trust, Term Loan -- Manufacturer
            of auto parts....................................        06/30/03            19,849
                                                                                     ----------
                                                                                        183,651
                                                                                     ----------

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            AUTOMOTIVE (CONTINUED)
            BUILDING/HOUSING  2.0%
 $59,850    National Gypsum Co., Term Loan -- Wallboard
            manufacturer.....................................        09/20/03        $   59,938
  29,381    PrimeCo, Inc., Term Loan -- Equipment leasing....        12/31/02            29,414
  19,667    Walter Industries, Inc., Term Loan -- Home
            builder..........................................        01/22/03            19,685
                                                                                     ----------
                                                                                        109,037
                                                                                     ----------
            CABLE  9.3%
  14,312    Adelphia Cable Partners, L.P., Revolving Credit
            -- Cable television operator.....................        12/31/03            14,400
   3,182    Alexcom Limited Partnership, Term Loan --
            Cellular telephone systems operator..............        06/30/00             3,182
  12,000    Cablevision of Ohio, Term Loan -- Cable
            television owner/operator........................        12/31/05            12,016
   6,000    Cable Systems International, Term Loan
            --Electrical wire and cable manufacturer.........        12/31/02             6,019
  46,500    Charter Communications Entertainment I, Term Loan
            -- Cable television systems operator.............  12/31/03 to 12/31/04      46,608
  23,500    Charter Communications Entertainment II, Term
            Loan -- Cable television systems operator........        09/30/04            23,577
  47,500    Chelsea Communications, Inc., Term Loan -- Cable
            television systems operator......................        09/30/04            47,586
  21,500    Classic Cable, Inc., Term Loan -- Cable
            television systems operator......................        06/30/05            21,602
  16,773    Coaxial Communications of Central Ohio, Term Loan
            -- Cable television systems operator.............        12/31/99            16,646
  26,250    Comcast MH Holdings, Term Loan -- Cable
            television systems operator......................        12/31/03            26,294
   2,844    CSG Systems International, Inc., Term Loan --
            Communications management consultant.............        12/31/00             2,846
  43,000    Falcon Cable Media, Term Loan -- Cable television
            systems operator.................................        07/11/05            43,055
  26,500    Frontiervision Operating Partners, L.P., Term
            Loan -- Cable television systems operator........        06/30/05            26,599
   6,636    Insight Communications, Revolving Credit --Cable
            television systems operator......................        03/31/05             6,702
  18,500    Intermedia Partners, Term Loan --Cable television
            system owner/operator............................        01/01/05            18,535
   6,425    James Cable Partners, L.P., Term Loan -- Cable
            television systems operator......................        06/30/00             6,465
     300    James Cable Partners, L.P., Revolving Credit.....        06/30/00               306
   3,250    Lenfest Communications, Term Loan -- Cable
            television systems operator......................        09/30/03             3,255


                                               See Notes to Financial Statements

                         January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            CABLE (CONTINUED)
 $ 3,918    Lenfest Communications, Revolving Credit.........        09/30/03        $    3,931
  65,313    Marcus Cable Operating Co., L.P., Term Loan --
            Cable television systems operator................  12/31/02 to 04/30/04      65,663
   1,250    Marcus Cable Operating Co., L.P., Revolving
            Credit...........................................        12/31/02             1,339
   5,000    Mark Twain Cablevision, Term Loan --Cable
            television systems operator......................        06/30/04             5,038
  10,800    Northland Cable Television, Inc., Term Loan --
            Cable television systems operator................        09/30/04            10,853
  47,500    TCI Pacific Communications, Term Loan -- Cable
            television systems operator......................        12/31/04            47,623
   6,441    TCI Southeast, Inc., Term Loan -- Cable
            television systems operator......................        06/30/01             6,451
   7,890    TCI Southeast, Inc., Revolving Credit............        06/30/01             7,907
  25,000    Triax Midwest Association, Term Loan --Cable
            television systems operator......................        06/30/05            25,123
  20,000    UCA Corp., Revolving Credit -- Cable television
            systems operator.................................        09/30/03            20,121
                                                                                     ----------
                                                                                        519,742
                                                                                     ----------
            CHEMICAL  3.0%
   9,134    Cedar Chemicals Corp., Term Loan -- Manufacturer
            of fertilizer....................................        10/30/03             9,169
   8,000    Hampshire Chemical Co., Term Loan -- Manufacturer
            of specialty chemicals...........................        09/01/03             8,014
  53,769    Huntsman Group Holding Corp., Term Loan --
            Integrated chemical, plastic, packaging
            producer.........................................  12/31/02 to 12/31/04      53,871
   7,048    Huntsman Group Holding Corp., Revolving Credit...        12/31/02             7,073
  12,216    Reid Plastics, Inc., Term Loan --Plastic bottle
            manufacturer.....................................        03/31/03            12,298
  15,000    Rheox, Inc., Term Loan -- Chemical additives
            manufacturer.....................................        01/30/04            15,037
  43,442    Sterling Chemicals, Inc., Term Loan -- Commodity
            petrochemical manufacturer.......................        09/30/04            43,630
   6,922    Texas Petrochemicals, Term Loan -- Processor of
            petrochemicals...................................        06/30/04             6,941
  12,442    Thoro System Products, Inc., Term Loan --
            Manufacturer of chemicals for construction
            industry.........................................        12/20/02            11,840
                                                                                     ----------
                                                                                        167,873
                                                                                     ----------

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            ELECTRIC/ELECTRONICS  2.1%
 $ 6,825    Banker's Systems, Inc., Term Loan -- Supplier of
            compliance services and products.................        11/01/02        $    6,824
  33,250    Berg Electronics, Inc., Term Loan -- Manufacturer
            of electronic connectors.........................        12/31/02            33,301
  14,432    Circo Craft Technology, Inc., Term Loan
            --Manufacturer of printed circuit boards and
            backplanes.......................................  11/30/02 to 06/30/05      14,469
   1,850    Exide Electronics Group, Inc., Term Loan --
            Manufacturer of uninterruptible power supply
            products.........................................        03/13/01             1,856
   2,600    Exide Electronics Group, Inc., Revolving
            Credit...........................................        03/13/01             2,614
   9,500    HG Holdings, Inc., Term Loan -- Payment and
            information processing provider..................        06/30/01             9,543
  10,000    Phase Metrics, Inc., Term Loan -- Manufacturer of
            computer production test equipment...............        11/27/01            10,046
  20,000    Primark Corp., Term Loan -- Information services
            provider.........................................        06/30/02            20,018
   8,358    Rowe International, Inc., Term Loan --
            Manufacturer of jukeboxes and electronic
            equipment (d)....................................        12/31/97             7,105
   9,000    Sarcom, Inc., Term Loan -- Information services
            provider.........................................        12/31/02             9,000
                                                                                     ----------
                                                                                        114,776
                                                                                     ----------
            ENTERTAINMENT/LEISURE  6.0%
  80,053    AMF Group, Inc., Term Loan -- Bowling center
            operator and equipment manufacturer..............  03/31/01 to 03/31/04      80,171
     356    AMF Group, Inc., Revolving Credit................        03/31/01               356
   5,403    DW Investment, Inc., Revolving Credit --
            Communications and entertainment conglomerate....        08/09/00             5,408
   6,343    Fairways Group, L.P., Term Loan -- Multiple golf
            course owner/operator............................        04/30/02             6,411
  30,000    Fleer Corp., Term Loan -- Comic books and sports
            cards............................................        02/28/02            30,023
   6,000    H.E.C. Investments, Inc., Term Loan -- Fitness
            club operator....................................        12/31/00             6,017
  23,460    Marvel IV Holdings, Revolving Credit -- Comic
            books, sports cards, and outdoor equipment.......        06/03/99            23,636
  28,571    Metro-Goldwyn-Mayer, Term Loan --
            Movie/television producer........................        09/30/02            29,175
  10,171    Metro-Goldwyn-Mayer, Revolving Credit............        09/30/01            11,258
  15,705    M.W. Manufacturer, Term Loan -- Manufacturer of
            sporting goods and table games...................        09/15/02            15,762
27,667..    Orion Pictures Corp., Term Loan -- Theatrical
            production.......................................        06/30/01            27,811
  24,130    Six Flags Theme Parks, Term Loan -- Theme park
            operator.........................................        06/23/03            24,162
   6,700    Sportcraft, Ltd., Term Loan -- Supplier of
            branded sporting goods...........................        12/31/02             6,747



                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            ENTERTAINMENT/LEISURE (CONTINUED)
 $ 8,250    TW Recreational Service, Term Loan -- Provider of
            food and services for state and national parks...        09/30/02        $    8,288
   9,700    The U.S. Playing Card Co., Term Loan --
            Manufacturer/distributor of playing cards........        09/30/02             9,664
  15,000    Vail Corp., Term Loan -- Mountain resort
            operator.........................................        04/15/04            15,022
  36,813    Viacom, Inc., Term Loan -- Entertainment
            media/television programming.....................        07/01/02            36,839
                                                                                     ----------
                                                                                        336,750
                                                                                     ----------
            FINANCE  0.6%
   4,642    Ark Asset Holdings, Inc., Term Loan --
            Institutional money manager......................        11/30/01             4,642
  14,000    Blackstone Capital Co., Term Loan -- Financial
            services.........................................        05/31/99            14,050
  14,947    Outsourcing Solutions, Inc., Term Loan --
            Provider of accounts receivable management
            services.........................................        11/01/03            14,981
                                                                                     ----------
                                                                                         33,673
                                                                                     ----------
            FOOD/BEVERAGE  6.5%
  10,973    American Italian Pasta Co., Term Loan -- Pasta
            products producer................................        02/28/04            11,017
  11,535    Amerifoods, Inc., Term Loan -- Manufacturer of
            snack foods and bakery products..................  12/31/97 to 06/30/02      10,960
   4,158    Edwards Baking Corp., Term Loan -- Manufacturer
            of bakery products...............................  09/30/00 to 10/31/02       4,173
  22,274    Foodbrands America, Term Loan -- Manufacturer of
            food products....................................  01/15/00 to 02/28/03      22,326
     456    Foodbrands America, Revolving Credit.............        01/15/00               458
   4,863    Ghirardelli Holdings Corp., Term Loan --
            Manufacturer of chocolate products...............        03/30/03             4,902
   9,957    IM Stadium, Inc., Term Loan -- Sports stadium
            concessions......................................  12/31/02 to 12/31/03      10,002
  34,000    International Home Food, Term Loan --
            Manufacturer of branded food products............  09/30/04 to 09/30/05      34,045
  14,868    Keebler Holding Corp., Term Loan -- Manufacturer
            and distributor of cookies and crackers..........  07/31/03 to 07/31/04      14,889
   1,495    Mistic Brands, Inc., Revolving Credit -- Producer
            and marketer of carbonated and non-carbonated
            beverages........................................        09/30/99             1,529
   5,375    Mistic Brands, Inc., Term Loan...................        09/30/01             5,474
  18,810    President Baking Co., Inc., Term Loan --
            Bread/bread products manufacturer................        12/30/02            18,750
  39,838    Rykoff-Sexton, Inc., Term Loan -- Distributor and
            manufacturer of food and related non-food
            products.........................................  10/31/02 to 04/30/03      39,922



                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            FOOD/BEVERAGE (CONTINUED)
 $46,011    S.C. International Services, Term Loan --
            In-flight food services..........................  09/30/00 to 09/30/03  $   46,126
  14,108    Select Beverages, Inc., Term Loan -- Independent
            bottler..........................................  06/30/01 to 06/30/02      14,138
  66,664    Silgan Corp., Term Loan -- Manufacturer of food
            cans.............................................  12/31/00 to 03/15/02      66,665
   3,307    Silgan Corp., Revolving Credit...................        12/31/00             3,307
  25,000    Stroh Brewery Co., Term Loan -- Beer producer and
            distributor......................................        06/30/03            25,110
  20,779    Van De Kamp's, Inc., Term Loan -- Frozen seafood
            processor/distributor............................  04/30/03 to 09/30/03      20,847
   7,219    Windsor Quality Food, Term Loan -- Frozen food
            processor........................................        12/31/01             7,246
                                                                                     ----------
                                                                                        361,886
                                                                                     ----------
            FOOD STORES  4.6%
  34,013    Bruno's, Inc., Term Loan -- Southeastern retail
            food chain operator..............................  02/18/03 to 02/18/05      34,216
  12,870    Carr-Gottstein Foods, Term Loan -- Alaska based
            retail food chain operator.......................        12/31/02            12,880
   9,821    Core-Mark International, Revolving Credit --
            Wholesale distributor............................        06/30/01             9,937
  20,128    Grand Union Co., Term Loan -- New York based
            retail food chain operator.......................        06/15/02            20,134
   7,733    Harvest Foods, Inc., Term Loan -- Mississippi
            based retail food chain operator (d) (f).........        06/30/02             5,839
  28,429    Pathmark Stores, Inc., Term Loan -- New Jersey
            based retail food chain operator.................  07/31/98 to 10/31/99      28,412
   2,523    Pathmark Stores, Inc., Revolving Credit..........        07/31/98             2,476
   2,691    Ralph's Grocery Co., Revolving Credit -- Los
            Angeles, California based retail food chain
            operator.........................................        06/15/01             2,702
  68,553    Ralph's Grocery Co., Term Loan...................  06/15/01 to 02/15/04      68,691
  61,846    Smith Food & Drug Center, Term Loan -- Food and
            drug retailer....................................  08/31/02 to 08/31/05      62,100
   8,331    Star Markets Co., Inc., Term Loan -- New England
            based retail food chain operator.................  01/31/01 to 12/31/02       8,332
   2,174    Star Markets Co., Inc., Revolving Credit.........        01/31/01             2,177
                                                                                     ----------
                                                                                        257,896
                                                                                     ----------
            FUEL RETAILER  0.1%
   2,877    Truckstops of America, Inc., Term Loan --
            Interstate fueling stations operator.............        12/10/00             2,845
                                                                                     ----------


                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------
            HEALTHCARE  5.8%
 $13,101    Alaris Medial Systems, Inc., Term Loan --
            Infusion systems provider........................  11/30/03 to 05/31/05  $   13,117
   4,200    Alaris Medial Systems, Inc., Revolving Credit....        08/30/02             4,200
  59,493    Community Health Systems, Inc., Term Loan --
            Provider of healthcare services..................  12/31/03 to 12/31/05      59,706
  37,500    Corning Clinical Labs, Term Loan -- Clinical
            testing laboratory operator......................  12/15/02 to 12/15/03      37,720
  57,067    Dade International, Inc., Term Loan -- Medical
            equipment manufacturer/marketer..................  12/31/01 to 12/31/04      57,291
  15,833    Graphic Controls Corp., Term Loan -- Manufacturer
            of medical equipment.............................        09/28/03            15,867
  24,787    Integrated Health Services, Inc., Revolving
            Credit -- Provider of post-acute healthcare
            services.........................................        06/30/02            24,942
   7,563    Magellan Health Services, Revolving Credit --
            Behavorial healthcare services provider..........  10/16/00 to 10/16/01       7,579
   7,000    Medical Specialities, Term Loan -- Supplier of
            medical pumps and consumables....................  06/30/01 to 06/30/04       7,035
   9,975    Mediq/PRN Life Support, Term Loan -- Medical
            equipment rental operator........................        09/30/04            10,023
  18,315    Merit Behavioral Corp., Term Loan -- Psychiatric
            hospital operator................................        10/06/03            18,365
  60,000    National Medical Care, Inc., Term Loan -- Kidney
            dialysis service provider........................        09/30/03            60,278
   6,000    Premiere Ambulatory, Term Loan -- Outpatient
            surgery centers..................................  06/30/01 to 06/30/03       6,046
                                                                                     ----------
                                                                                        322,169
                                                                                     ----------
            MANUFACTURING  6.9%
   7,481    CII Carbon, L.L.C., Term Loan -- Calcined coke
            producer.........................................        09/30/04             7,521
  12,344    Calmar, Inc., Term Loan -- Manufacturer of
            dispensing and spray products....................  09/15/03 to 03/15/04      12,365
   9,844    CBP Resources, Inc., Term Loan -- Manufacturer of
            animal feed ingredients..........................        09/30/03             9,884
  15,238    Dal-Tile Group, Inc., Term Loan -- Ceramic tile
            and floor covering manufacturer/retailer.........        12/31/02            15,264
   3,429    Dal-Tile Group, Inc., Revolving Credit...........        12/31/02             3,434
  21,868    Desa International, Inc., Term Loan --
            Diversified manufacturer of heaters, fireplaces,
            and specialty tools..............................        02/28/03            21,981
  52,500    E&S Holding Corp., Term Loan -- Manufacturer of
            sporting goods/juvenile products.................  09/30/03 to 03/30/06      52,550
     750    E&S Holding Corp., Revolving Credit..............        09/30/03               750

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            MANUFACTURING (CONTINUED)
 $ 9,321    Ebel USA, Inc., Term Loan -- Manufacturer of
            luxury time pieces...............................        09/30/01        $    9,318
   1,946    Essex Group, Inc., Revolving Credit --
            Manufacturer of electrical wire and cable........        10/31/01             1,972
  10,625    Health O Meter, Inc., Term Loan -- Manufacturer
            of small appliances..............................        08/15/01            10,569
  10,000    Hedstrom Corp., Term Loan -- Manufacturer of
            children's outdoor toys..........................        04/27/01            10,023
   6,484    Identity Group, Inc., Term Loan -- Manufacturer
            of identity products.............................        11/22/03             6,513
  10,435    Intermetro Industries Corp., Term Loan --
            Manufacturer of metal/polymer storage products...  06/30/03 to 06/30/04      10,404
  36,022    International Wire Group, Term Loan --
            Manufacturer of auto, appliance, and
            communication wires..............................  09/30/02 to 09/30/03      36,105
   9,634    IPC, Inc., Term Loan -- Manufacturer of packaging
            materials........................................        09/30/01             9,647
   2,306    IPC, Inc., Revolving Credit......................        09/30/01             2,314
  29,001    Johnstown America, Term Loan -- Manufacturer of
            railcars.........................................        03/31/03            29,063
  20,045    Lifestyle Furnishing, Term Loan -- Manufacturer
            of furniture and fabric..........................        08/30/04            20,139
   8,400    Mettler Toledo Holdings, Term Loan --
            Manufacturer of weighing instruments.............  12/31/03 to 12/31/04       8,427
   5,000    Precise Technology, Term Loan -- Custom injection
            molding company..................................        03/31/03             5,037
   5,542    Rayovac Corp., Term Loan -- Manufacturer of
            battery, lighting products.......................  09/30/03 to 09/30/04       5,553
  10,000    RBX Corp., Term Loan -- Manufacturer of rubber
            products.........................................        12/31/03            10,018
   9,682    RTI Funding Corp., Term Loan -- Manufacturer of
            building blocks for children.....................  02/08/03 to 02/03/04       9,731
   8,810    Safelite Glass Corp, Term Loan -- Manufacturer of
            auto glass replacement...........................  12/19/02 to 12/09/04       8,851
   1,000    Samsonite Corp., Term Loan -- Manufacturer of
            luggage..........................................        07/14/00             1,000
     111    Samsonite Corp., Revolving Credit................        07/14/00               111
   6,957    Simmons Co., Term Loan -- Manufacturer and
            distributor of bedding...........................        03/31/03             6,977
  12,944    Superior Telecom, Inc., Revolving Credit --
            Manufacturer of copper wire and cable............        10/31/01            13,017
  24,000    UCAR International, Inc., Term Loan --
            Manufacturer of graphite/carbide electrodes......        12/31/02            24,030

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            MANUFACTURING (CONTINUED)
 $ 7,871    U.F. Acquisition, Term Loan -- Provider of
            fixtures and storage for retail stores...........        12/15/02        $    7,941
  13,965    Wesley Jessen Corp., Term Loan -- Manufacturer of
            contact lenses...................................        02/29/04            14,040
                                                                                     ----------
                                                                                        384,549
                                                                                     ----------
            PAPER  5.9%
  22,394    Advo, Inc., Term Loan -- Direct mail marketing
            company..........................................        03/31/04            22,458
  27,118    Crown Paper Co./Crown Vantage, Inc., Term Loan --
            Producer of value-added paper products...........  06/30/02 to 08/22/03      27,117
   1,504    Crown Paper Co./Crown Vantage, Inc., Revolving
            Credit...........................................        06/30/02             1,512
   5,000    CST Office Products, Inc., Term Loan --
            Manufacturer and distributor of stock computer
            forms............................................        12/31/01             5,071
  35,311    Fort Howard Corp., Term Loan -- Paper
            manufacturer.....................................  03/31/02 to 12/31/02      35,417
 105,623    Jefferson Smurfit Corp., Term Loan -- Corrugated
            paper products manufacturer......................  04/30/01 to 10/31/02     105,733
  27,947    S.D. Warren Co., Term Loan -- Coated-free paper
            manufacturer.....................................        04/26/04            27,993
  91,673    Stone Container Corp., Term Loan -- Paper
            products manufacturer............................  04/01/00 to 10/01/03      91,757
   1,587    Stone Container Corp., Revolving Credit..........        05/15/99             1,587
   7,200    Stronghaven, Inc., Term Loan -- Corrugated
            container manufacturer...........................        05/15/04             7,248
                                                                                     ----------
                                                                                        325,893
                                                                                     ----------
            PERSONAL/NON-DURABLE  2.7%
   6,396    Chattem, Inc., Term Loan -- Manufacturer and
            marketer of OTC pharmaceuticals..................        10/30/02             6,417
  44,280    Mary Kay Cosmetics, Term Loan -- Direct cosmetic
            sales............................................        12/06/02            44,294
   8,000    Personal Care Holdings, Term Loan -- Manufacturer
            and marketer of consumer products................        04/09/03             8,055
  37,935    Playtex Products, Inc., Term Loan -- Manufacturer
            of beauty aid and hygiene products...............        06/30/02            37,969
  54,577    Revlon Consumer Products Corp., Term Loan --
            Manufacturer of cosmetics........................        12/31/00            54,893
                                                                                     ----------
                                                                                        151,628
                                                                                     ----------

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------
            PRINTING  3.7%
 $21,280    Advanstar Holdings, Inc., Term Loan -- Trade
            magazine publisher and trade show exhibitor......  12/31/02 to 12/31/03  $   21,406
  47,184    American Media Operations, Inc., Term Loan --
            Magazine/newspaper publisher.....................  09/30/01 to 09/30/02      47,054
  16,041    Brylane, L.P., Term Loan -- Catalog retailer of
            apparel..........................................  01/31/02 to 02/28/03      16,082
   7,663    Garden State Newspapers, Term Loan -- Suburban
            newspaper operator...............................        03/31/04             7,704
  10,274    Garden State Newspapers, Revolving Credit........  06/30/03 to 03/31/04      10,360
  27,525    Journal News, Inc., Term Loan -- Multiple
            newspaper printer................................        12/31/02            27,547
   4,000    K III Communications, Term Loan -- Diversified
            publisher........................................        06/30/04             4,017
  22,250    Peterson Publications, Term Loan -- Consumer
            magazines publisher..............................  12/31/02 to 09/30/04      22,341
  12,000    Polyfibron Technologies, Inc., Term Loan --
            Manufacturer/marketer of consumable printing
            products.........................................        12/28/03            12,030
  26,730    Treasure Chest Advertising, Term Loan --
            Advertising circular producer....................        12/31/01            26,739
  10,000    Treasure Chest Advertising, Revolving Credit.....        12/31/01            10,020
                                                                                     ----------
                                                                                        205,300
                                                                                     ----------
            RADIO AND TELEVISION BROADCASTING  5.7%
   5,160    American Radio Systems, Revolving Credit -- Radio
            station owner/operator...........................        12/31/04             5,327
  13,497    Benedek Broadcasting Corp., Term Loan --
            Television station owner/operator................  05/01/01 to 11/01/02      13,515
  10,000    Citicasters, Inc., Term Loan -- Radio station
            owner/operator...................................        06/12/04            10,041
  35,000    Eller Media Co., Term Loan -- Outdoor
            advertiser.......................................        12/31/04            35,079
   4,800    Evergreen Media Corp., Term Loan -- Radio station
            owner/operator...................................        12/31/02             4,802
  10,544    Evergreen Media Corp., Revolving Credit..........        12/31/02            10,549
  10,952    Katz Media Corp., Term Loan -- Media
            representation firm..............................        12/31/04            10,972
   1,286    Katz Media Corp., Revolving Credit...............        12/31/04             1,293
  45,798    Outdoor Systems, Inc., Term Loan -- Outdoor
            advertiser.......................................  12/31/02 to 12/31/03      46,731
  15,000    Patterson Broadcasting, Term Loan -- Radio
            station operator.................................        06/30/04            15,078
  10,246    River City Broadcasting, L.P., Term Loan --
            Midwestern radio station owner/operator..........        12/31/99            10,285
  62,630    Sinclair Broadcasting Group, Inc., Term Loan --
            Television and radio station owner/operator......  12/31/02 to 11/30/03      62,715
   6,705    Sinclair Broadcasting Group, Inc., Revolving
            Credit...........................................        11/30/03             6,710
   9,511    SKTV, Inc., Term Loan -- Television station
            owner/operator...................................        07/31/02             9,450

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            RADIO AND TELEVISION BROADCASTING (CONTINUED)
 $ 7,000    Smith Television, Term Loan -- Television station
            owner/operator...................................        12/31/02        $    7,035
  22,737    Sullivan Broadcasting, Term Loan -- Television
            station owner/operator...........................        12/31/03            22,793
   1,680    Sullivan Broadcasting, Revolving Credit..........        12/31/03             1,683
  11,298    Universal Outdoor, Inc., Revolving Credit --
            Outdoor advertiser...............................        09/30/03            11,401
  29,700    Young Broadcasting, Inc., Term Loan -- Television
            broadcaster......................................        09/30/03            29,717
      48    Young Broadcasting, Inc., Revolving Credit.......        09/30/03                67
                                                                                     ----------
                                                                                        315,243
                                                                                     ----------
            RESTAURANTS  0.3%
   8,778    America's Favorite Chicken Co., Term Loan --
            Church's and Popeye's Fried Chicken
            restaurants......................................        10/31/01             8,778
     960    Carvel Corp., Term Loan -- Soft ice cream
            products franchiser..............................        12/31/98               960
   4,129    Long John Silver's Restaurants, Inc., Term Loan
            -- Retail seafood restaurant owner/operator......        09/30/04             4,444
                                                                                     ----------
                                                                                         14,182
                                                                                     ----------
            RETAIL  3.9%
     100    American Blind and Wallpaper Factory, Inc., Term
            Loan -- Wallcover distributor....................        03/07/97                99
  32,500    Camelot Music, Inc., Term Loan -- Retail
            distributor of music and video
            cassettes (d) (f)................................        02/28/02            24,394
  17,525    Color Tile, Inc., Term Loan -- National retailer
            of floor and wall covering products (d)..........        12/31/98            12,267
   1,191    Color Tile Holdings, Inc., Revolving
            Credit (d).......................................        12/31/97             1,170
   8,000    CSK Auto, Inc., Term Loan -- Auto parts
            retailer.........................................        10/31/03             8,108
   4,560    CSK Auto, Inc., Revolving Credit.................        10/31/03             4,654
  26,369    Federated Department Stores, Inc., Term Loan --
            National department store chain..................        03/31/00            26,471
   2,985    Kirkland's Holdings, Term Loan -- Retailer of
            decorative home accessories and gift items.......        06/30/02             3,002
  37,500    Kmart Corp., Term Loan -- International mass
            merchandise retailer.............................        06/17/99            38,016
  13,780    Luxottica U.S. Holdings, Term Loan -- Eyewear
            retailer and manufacturer........................        06/30/01            13,787
   6,700    Movie Gallery, Term Loan -- Video speciality
            retailer.........................................        06/30/00             6,715
   7,435    Nebraska Book Co., Term Loan -- Used book
            distributor......................................        10/31/03             7,457
  26,000    Payless Cashways, Inc., Term Loan -- Building
            products retailer................................        11/20/00            26,107

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            RETAIL (CONTINUED)
 $11,143    Payless Cashways, Inc., Revolving Credit.........        11/20/00        $   11,219
  10,879    Peebles, Inc., Term Loan -- Mid-Atlantic
            retailer.........................................        06/09/02            11,045
  19,375    QVC Programming, Term Loan -- Home shopping
            television network...............................        02/15/02            19,422
     261    Service Merchandise, Revolving Credit -- Catalog
            retailer.........................................        06/08/99               304
                                                                                     ----------
                                                                                        214,237
                                                                                     ----------
            TEXTILES  2.1%
  11,385    American Marketing Industries, Inc., Term Loan --
            Textile manufacturer.............................        11/30/02            11,447
   5,750    Homemakers Industries, Term Loan -- Manufacturer
            of braided rugs..................................        06/30/04             5,786
   8,598    Hosiery Corp. of America, Term Loan --
            Manufacturer/direct mail marketer of women's
            hosiery..........................................        07/31/01             8,468
   7,950    Ithaca Industries, Inc., Term Loan --
            Undergarment and hosiery manufacturer............        08/31/99             8,104
     775    Ithaca Industries, Inc., Revolving Credit........        08/31/99               917
  14,652    Johnston Industries, Term Loan -- Diversified
            manufacturer of home furnishings and textiles....        03/28/03            14,743
  32,517    London Fog Industries, Inc., Term Loan --
            Manufacturer of rainwear and outerwear (e).......        05/31/02            24,913
  12,500    Maxim Group, Inc., Term Loan -- Retail chain of
            floor coverings..................................        09/30/03            12,544
  20,000    Polymer Group, Inc., Term Loan -- Manufacturer of
            polyolefin products..............................        03/31/02            20,036
   7,200    William Carter Co., Term Loan -- Manufacturer of
            children's clothing..............................        10/30/03             7,232
                                                                                     ----------
                                                                                        114,190
                                                                                     ----------
            TRANSPORTATION  0.7%
  13,547    Atlas Air, Inc., Revolving Credit -- Air cargo
            carrier..........................................        06/30/98            13,618
  26,162    Continental Micronesia, Term Loan -- Commercial
            airlines.........................................  07/31/01 to 07/31/03      26,222
                                                                                     ----------
                                                                                         39,840
                                                                                     ----------
            WIRELESS COMMUNICATIONS  5.9%
  23,250    Arch Communications Group, Inc., Term Loan --
            Wireless communications operator.................  12/31/02 to 12/31/03      23,287
   2,100    Arch Communications Group, Inc., Revolving
            Credit...........................................        12/31/02             2,101
   5,000    Clarity Telecom, Inc., Term Loan -- Seller and
            servicer of telephone systems and software.......        11/30/02             5,024
  12,098    Comcast Cellular Communications, Revolving Credit
            -- Cellular systems operator.....................        09/30/03            12,206
  17,739    Comcast Cellular Communications, Term Loan.......        09/30/04            17,882



                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            WIRELESS COMMUNICATIONS (CONTINUED)
 $ 6,585    Intesys Technologies, Inc., Term Loan --
            Equipment manufacturer for
            telecommunications/autos.........................        12/31/01        $    6,597
  45,735    Mobilemedia Communications, Term Loan --
            Nationwide paging operator.......................  06/30/02 to 06/30/03      44,937
   1,616    Mobilemedia Communications, Revolving Credit.....        06/30/02             1,597
  60,000    Nextel Communications, Term Loan -- Wireless
            communications operator..........................        06/30/03            60,873
  12,769    Shared Technologies, Term Loan -- Provider of
            telecommunications services......................  03/30/01 to 03/31/03      12,821
     667    Shared Technologies, Revolving Credit............        03/30/01               675
  13,050    Skytel Corp., Revolving Credit -- Wireless
            communications operator..........................        12/31/01            13,117
  50,000    Sprint Spectrum, L.P., Term Loan -- Wireless
            communications operator..........................        01/31/02            50,636
   9,500    Teletouch Communications, Term Loan -- Wireless
            communications operator..........................        11/30/03             9,652
  65,000    Western Wireless Corp., Term Loan -- Cellular and
            personal communications services operator........        03/31/05            65,049
                                                                                     ----------
                                                                                        326,454
                                                                                     ----------
            OTHER  4.6%
  11,925    Alliance Coal Corp., Term Loan -- Coal mining....  12/31/01 to 12/31/02      11,971
  43,065    Allied Waste North America, Term Loan -- Waste
            service..........................................  06/30/01 to 06/30/05      43,271
  25,000    Amax Gold, Inc., Term Loan -- Gold and silver
            mining and processing............................        12/31/01            25,152
   9,900    American Disposal Services, Term Loan -- Waste
            service..........................................        06/30/03             9,950
   9,950    Anker Coal Group, Inc., Term Loan -- Coal
            mining...........................................        06/30/04             9,998
  20,630    Borg-Warner Security Corp., Term Loan --
            Protection services..............................        12/31/98            20,961
  16,536    Brand Scaffold Services, Term Loan -- Industrial
            scaffolding rental services......................  09/30/02 to 09/30/04      16,622
   9,671    Fairmont Minerals, Ltd., Term Loan -- Silica pond
            and gravel supplier..............................        03/31/03             9,722
  13,075    Loewen Group, Inc., Revolving Credit -- Funeral
            home and cemetery owner/operator.................        05/29/01            13,220
   6,475    Rigco North America, Inc., Term Loan -- Oil rig
            owner/operator...................................        09/30/98             6,516
  22,616    Ryder TRS, Inc., Term Loan -- Rental
            truck/trailer operator...........................        10/31/01            22,672
   5,000    SMC Acquisition Corp., Term Loan -- Carts/storage
            lockers..........................................        06/30/03             5,023


                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

Principal
 Amount                                                               Stated           Value
  (000)                         Borrower                            Maturity*          (000)
-----------------------------------------------------------------------------------------------

            OTHER (CONTINUED)
 $19,923    United Stationers Supply Co., Term Loan --
            Distributor of office products...................        10/31/03        $   19,965
  34,612    US Office Products, Revolving Credit -- Office
            products retailer................................        08/21/01            34,876
   8,760    USS Acquisition, Inc., Term Loan -- Producer of
            industrial silica................................        12/31/03             8,828
                                                                                     ----------
                                                                                        258,747
                                                                                     ----------
            TOTAL VARIABLE RATE ** SENIOR LOAN
            INTERESTS  88.2%.................................                         4,898,347
                                                                                     ----------


                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

                                                                                        Value
                                 Borrower                                               (000)
------------------------------------------------------------------------------------------------
            EQUITIES  0.3%
            America's Favorite Chicken Co. (604,251 common shares) (b)(c)...........  $    2,004
            America's Favorite Chicken Co. ($3,486,400 par amount of preferred stock, 10.0% coupon, maturity 04/11/04, convertible into 10.0% cash pay
            subordinated debt) (b)(e)...............................................       3,487
            Best Products Co., Inc. (297,480 common shares) (c).....................           0
            Best Products Co., Inc. (Warrants for 28,080 common shares) (c).........           0
            Classic Cable, Inc. (Warrants for 760 common shares) (c)................           0
            Dan River, Inc., Class A (10,975 common shares) (b)(c)..................       1,967
            Flagstar Cos., Inc. (8,755 common shares) (c)...........................           9
            London Fog Industries, Inc. (10,833,012 common shares) (b)(c)...........           0
            London Fog Industries, Inc., ($19,181,547 par amount of preferred stock,
            17.5% coupon, maturity 05/31/02) (b)(e).................................       9,591
            Nextel Communications, Inc. (Warrants for 60,000 common
            shares) (b)(c)..........................................................          23
            RIGCO, North America, L.L.C (Warrants for .325% interest of company's
            fully diluted equity)...................................................          16
                                                                                      ----------
            TOTAL EQUITIES..........................................................      17,097
                                                                                      ----------
            TOTAL LONG-TERM INVESTMENTS  88.5%
            (Cost $4,932,113,535) (a)...............................................   4,915,444
                                                                                      ----------
            SHORT-TERM INVESTMENTS AT AMORTIZED COST
            COMMERCIAL PAPER  1.1%
            Comdisco, Inc. ($20,000,000 par, maturing 02/10/97, yielding 5.45%).....      19,973
            Cox Communications, Inc. ($20,000,000 par, maturing 02/10/97 to
            02/14/97, yielding 5.45% to 5.46%)......................................      19,966
            Federal Express Corp. ($20,000,000 par, maturing 02/03/97, yielding
            5.47%)..................................................................      19,994
                                                                                      ----------
            TOTAL COMMERCIAL PAPER..................................................      59,933
                                                                                      ----------
            SHORT-TERM LOAN PARTICIPATIONS  9.7%
            American Stores Co. ($30,000,000 par, maturing 02/03/97, yielding
            5.60%)..................................................................      30,000
            Army & Air Force Exchange ($30,000,000 par, maturing 02/21/97, yielding
            5.37%)..................................................................      30,000
            Baxter International, Inc. ($23,800,000 par, maturing 02/03/97, yielding
            5.34%)..................................................................      23,800
            Cabot Corp. ($25,000,000 par, maturing 02/04/97 to 02/21/97, yielding
            5.45% to 5.50%).........................................................      25,000
            Centex Corp. ($12,300,000 par, maturing 02/03/97, yielding 5.62%).......      12,300
            Conagra Inc. ($30,000,000 par, maturing 02/03/97 to 02/12/97, yielding
            5.44% to 5.49%).........................................................      30,000
            Echlin, Inc. ($30,000,000 par, maturing 02/03/97, yielding 5.50%).......      30,000
            Electronic Data Services Corp. ($25,000,000 par, maturing 02/21/97,
            yielding 5.33%).........................................................      25,000
            Englehard Corp. ($20,000,000 par, maturing 02/04/97, yielding 5.32%)....      20,000
            Enron Oil & Gas Co. ($30,000,000 par, maturing 02/03/97, yielding
            5.45%)..................................................................      30,000
            FMC Corp. ($15,000,000 par, maturing 02/21/97, yielding 5.50%)..........      15,000
            Georgia Power Corp. ($5,000,000 par, maturing 02/14/97, yielding
            5.35%)..................................................................       5,000
            Hertz Corp. ($30,000,000 par, maturing 02/07/97 to 02/10/97, yielding
            5.34%)..................................................................      30,000
            IKON Office Solutions, Inc. ($10,000,000 par, maturing 02/03/97,
            yielding 5.60%).........................................................      10,000

                                               See Notes to Financial Statements

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

                                                                                        Value
                                 Borrower                                               (000)
------------------------------------------------------------------------------------------------

            SHORT-TERM LOAN PARTICIPATIONS (CONTINUED)
            Indiana Gas, Inc. ($30,000,000 par, maturing 02/07/97 to 03/03/97,
            yielding 5.35% to 5.40%)................................................  $   30,000
            MAPCO, Inc. ($5,000,000 par, maturing 02/21/97, yielding 5.49%).........       5,000
            Mead Corp. ($30,000,000 par, maturing 02/07/97, yielding 5.47% to
            5.49%)..................................................................      30,000
            National Rural Utilities Coop ($30,000,000 par, maturing 02/06/97 to
            02/13/97, yielding 5.35%)...............................................      30,000
            Pacificorp ($20,000,000 par, maturing 02/20/97, yielding 5.35%).........      20,000
            Ralston Purina Co. ($25,000,000 par, maturing 02/12/97 to 02/18/97,
            yielding 5.50%).........................................................      25,000
            Tandy Corp. ($20,000,000 par, maturing 03/04/97 to 03/13/97, yielding
            5.51% to 5.52%).........................................................      20,000
            Universal Corp. ($30,000,000 par, maturing 02/05/97 to 02/14/97,
            yielding 5.47%).........................................................      30,000
            Union Pacific Corp. ($30,000,000 par, maturing 03/03/97, yielding
            5.51%)..................................................................      30,000
            XTRA, Inc. ($5,000,000 par, maturing 02/03/97, yielding 5.50%)..........       5,000
                                                                                      ----------
            TOTAL SHORT-TERM LOAN PARTICIPATIONS....................................     541,100
                                                                                      ----------
            TIME DEPOSIT  0.1%
            State Street Bank & Trust ($3,500,000 par, to be sold on 02/03/97 at
            $3,501,313).............................................................       3,500
                                                                                      ----------
            TOTAL SHORT-TERM INVESTMENTS AT AMORTIZED COST  10.9%...................     604,533
                                                                                      ----------
            OTHER ASSETS IN EXCESS OF LIABILITIES  0.6%.............................      33,090
                                                                                      ----------
            NET ASSETS  100.0%......................................................  $5,553,067
                                                                                      ----------


(a) At January 31, 1997, cost for federal income tax purposes is $4,932,113,535; the aggregate gross unrealized appreciation is $40,259,182, and the aggregate gross unrealized depreciation is $56,928,647, resulting in net unrealized depreciation of $16,669,465.

(b) Restricted security.

(c) Non-income producing security, as this stock currently does not declare dividends.

(d) This Senior Loan interest is non-income producing.

(e) Payment-in-kind security.

(f) This Borrower has filed for protection in federal bankruptcy court.

* Senior Loans in the Trust's portfolio generally are subject to mandatory and/or optional prepayment. Because of these mandatory prepayment conditions and because there may be significant economic incentives for a Borrower to prepay, prepayments of Senior Loans in the Trust's portfolio may occur. As a result, the actual remaining maturity of Senior Loans held in the Trust's portfolio may be substantially less than the stated maturities shown. Although the Trust is unable to accurately estimate the actual remaining maturity of individual Senior Loans, the Trust estimates that the actual average maturity of the Senior Loans held in its portfolio will be approximately 18-24 months.

** Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the prime rate offered by one or more major United States banks, (ii) the lending rate offered by one or more major European banks, such as the London Inter-Bank Offered Rate ("LIBOR") and (iii) the certificate of deposit rate. Senior loans are generally considered to be restricted in that the Trust ordinarily is contractually obligated to receive approval from the Agent Bank and/or borrower prior to the disposition of a Senior Loan.

                                               See Notes to Financial Statements

                      STATEMENT OF ASSETS AND LIABILITIES

                          January 31, 1997 (Unaudited)
              All amounts, except for Net Asset Value information,
                             reported in thousands
--------------------------------------------------------------------------------

ASSETS:
Long-Term Investments, at Market Value (Cost $4,932,113)
  (Note 1)..................................................           $4,915,444
Short-Term Investments (Note 1).............................              604,533
Receivables:
  Interest and Fees.........................................               44,872
  Fund Shares Sold..........................................               28,840
  Investments Sold..........................................                1,039
Other.......................................................                   82
                                                                       ----------
      Total Assets..........................................            5,594,810
                                                                       ----------
LIABILITIES:
Deferred Facility Fees......................................               20,646
Payables:
  Income Distributions......................................                7,054
  Investment Advisory Fee (Note 2)..........................                4,397
  Fund Shares Repurchased...................................                4,025
  Custodian Bank............................................                2,284
  Administrative Fee (Note 2)...............................                1,174
  Distributor and Affiliates (Note 2).......................                  888
Accrued Expenses............................................                1,217
Deferred Compensation and Retirement Plans (Note 2).........                   58
                                                                       ----------
      Total Liabilities.....................................               41,743
                                                                       ----------
NET ASSETS..................................................           $5,553,067
                                                                       ==========
NET ASSETS CONSIST OF:
Common Shares ($.01 par value with an unlimited number of
  shares authorized, 556,121,269 shares issued and
  outstanding) (Note 3).....................................           $    5,561
Paid in Surplus (Note 3)....................................            5,567,789
Accumulated Undistributed Net Investment Income.............                4,374
Accumulated Net Realized Loss on Investments................               (7,988)
Net Unrealized Depreciation on Investments..................              (16,669)
                                                                       ----------
NET ASSETS..................................................           $5,553,067
                                                                       ==========
NET ASSET VALUE PER COMMON SHARE
  ($5,553,067,126 divided by 556,121,269 shares
  outstanding)..............................................           $     9.99
                                                                       ==========


                                               See Notes to Financial Statements

                            STATEMENT OF OPERATIONS

             For the Six Months Ended January 31, 1997 (Unaudited)
                       All amounts reported in thousands
--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest........................................................  $208,079
Fees............................................................    12,767
Other...........................................................     1,174
                                                                  --------
    Total Income................................................   222,020
                                                                  --------
EXPENSES:
Investment Advisory Fee (Note 2)................................    24,716
Administrative Fee (Note 2).....................................     6,585
Shareholder Services (Note 2)...................................     3,056
Custody.........................................................       632
Legal (Note 2)..................................................       552
Trustee Fees and Expenses (Note 2)..............................        14
Other...........................................................     2,146
                                                                  --------
    Total Expenses..............................................    37,701
                                                                  --------
NET INVESTMENT INCOME...........................................  $184,319
                                                                  ========
REALIZED AND UNREALIZED GAIN/LOSS ON INVESTMENTS:
Net Realized Gain on Investments................................  $     48
                                                                  --------
Unrealized Appreciation/Depreciation on Investments:
  Beginning of the Period.......................................    (6,313)
  End of the Period.............................................   (16,669)
                                                                  --------
Net Unrealized Depreciation on Investments During the
  Period........................................................   (10,356)
                                                                  --------
NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS.................  $(10,308)
                                                                  ========
NET INCREASE IN NET ASSETS FROM OPERATIONS......................  $174,011
                                                                  ========


                                               See Notes to Financial Statements

                       STATEMENT OF CHANGES IN NET ASSETS

               For the Six Months Ended January 31, 1997 and the
                      Year Ended July 31, 1996 (Unaudited)
                       All amounts reported in thousands
--------------------------------------------------------------------------------

                                                         Six Months Ended    Year Ended
                                                         January 31, 1997   July 31, 1996
-----------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Net Investment Income...................................    $  184,319       $  281,969
Net Realized Gain on Investments........................            48              542
Net Unrealized Depreciation on Investments During the
  Period................................................       (10,356)         (14,950)
                                                            ----------      -----------
Change in Net Assets from Operations....................       174,011          267,561
Distributions from Net Investment Income................      (182,820)        (283,580)
                                                            ----------      -----------
NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES.....        (8,809)         (16,019)
                                                            ----------      -----------
FROM CAPITAL TRANSACTIONS (NOTES 3 AND 5):
Proceeds from Common Shares Sold........................       844,414        2,551,158
Value of Shares Issued Through Dividend Reinvestment....        98,269          155,100
Cost of Shares Repurchased..............................      (246,591)        (354,520)
                                                            ----------      -----------
NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS......       696,092        2,351,738
                                                            ----------      -----------
TOTAL INCREASE IN NET ASSETS............................       687,283        2,335,719
NET ASSETS:
Beginning of the Period.................................     4,865,784        2,530,065
                                                            ----------      -----------
End of the Period (Including undistributed net
  investment income of $4,374 and $2,875,
  respectively).........................................    $5,553,067       $4,865,784
                                                            ==========       ==========

                                               See Notes to Financial Statements

                            STATEMENT OF CASH FLOWS

             For the Six Months Ended January 31, 1997 (Unaudited)
                       All amounts reported in thousands
--------------------------------------------------------------------------------

CHANGE IN NET ASSETS FROM OPERATIONS........................  $ 174,011
                                                              ---------
Adjustments to Reconcile the Change in Net Assets from
  Operations to Net Cash Used for Operating Activities:
  Increase in Investments at Value..........................   (532,961)
  Increase in Short-Term Investments at Amortized Cost......   (138,678)
  Increase in Interest and Fees Receivables.................    (10,349)
  Increase in Receivable for Investments Sold...............       (995)
  Increase in Other Assets..................................        (29)
  Decrease in Accrued Expenses..............................       (338)
  Decrease in Deferred Facility Fees........................        (70)
  Increase in Investment Advisory and Administrative Fees
    Payable.................................................        683
  Increase in Distributor and Affiliates Payable............        535
  Increase in Deferred Compensation and Retirement Plans
    Expenses................................................         13
                                                              ---------
    Total Adjustments.......................................   (682,189)
                                                              ---------
NET CASH USED FOR OPERATING ACTIVITIES......................   (508,178)
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES (NOTES 3 AND 5):
Proceeds from Shares Sold...................................    832,186
Payments on Shares Repurchased..............................   (242,566)
Increase in Intra-day Credit Line...........................      1,727
Cash Dividends Paid.........................................    (83,169)
                                                              ---------
  Net Cash Provided by Financing Activities.................    508,178
                                                              ---------
NET INCREASE IN CASH........................................        -0-
Cash at Beginning of the Period.............................        -0-
                                                              ---------
CASH AT END OF THE PERIOD...................................  $     -0-
                                                              =========

                                               See Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS

  The following schedule presents financial highlights for one common share of the Trust outstanding throughout the periods indicated. (Unaudited)
--------------------------------------------------------------------------------

                                          Six Months
                                            Ended                      Year Ended July 31
                                         January 31,       --------------------------------------
                                            1997           1996       1995       1994      1993
-------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of the
  Period.............................     $ 10.002       $ 10.046   $ 10.052   $ 10.004   $ 9.998
                                          --------       --------   --------   --------   -------
  Net Investment Income..............         .351           .735       .756       .618      .600
  Net Realized and Unrealized
    Gain/Loss on Investments.........        (.019)         (.028)     (.004)      .015      .008
                                          --------       --------   --------   --------   -------
Total from Investment Operations.....         .332           .707       .752       .633      .608
                                          --------       --------   --------   --------   -------
Less:
  Distributions from Net Investment
    Income...........................         .349           .751       .758       .585      .600
  Distributions in Excess of Net
    Investment Income (Note 1).......          -0-            -0-        -0-        -0-      .002
                                          --------       --------   --------   --------   -------

Total Distributions..................         .349           .751       .758       .585      .602
                                          --------       --------   --------   --------   -------
Net Asset Value, End of the Period...     $  9.985       $ 10.002   $ 10.046   $ 10.052   $10.004
                                          ========       ========   ========   ========   =======
Total Return (a).....................         3.44%*         7.22%      7.82%      6.52%     6.17%
Net Assets at End of the Period (In
  millions)..........................     $5,553.1       $4,865.8   $2,530.1   $1,229.0   $ 966.7
Ratio of Expenses to Average Net
  Assets.............................         1.44%          1.46%      1.49%      1.53%     1.53%
Ratio of Net Investment Income to
  Average Net Assets.................         7.06%          7.33%      7.71%      6.16%     5.96%
Portfolio Turnover (b)...............           36%*           66%        71%        74%       67%

*  Non-Annualized

(a) Total Return is based upon net asset value which does not include payment of the contingent deferred sales charge.

(b) Calculation includes the proceeds from repayments and sales of variable rate senior loan interests.


                                               See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen American Capital Prime Rate Income Trust (the "Trust") is registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended. The Trust's investment objective is to provide a high level of current income, consistent with preservation of capital. The Trust seeks to achieve its objective by investing primarily in a portfolio of interests in floating or variable rate senior loans to United States corporations, partnerships and other entities. The Trust commenced investment operations on October 4, 1989.

    The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION--The value of the Trust's Variable Rate Senior Loan interests, totaling $4,898,347,191 (88.2% of net assets) is determined in the absence of actual market values by Van Kampen American Capital Investment Advisory Corp. (the "Adviser") following guidelines and procedures established, and periodically reviewed, by the Board of Trustees. The value of a Variable Rate Senior Loan interest in the Trust's portfolio is determined with reference to changes in market interest rates and to the creditworthiness of the underlying obligor. In valuing Variable Rate Senior Loan interests, the Adviser considers market quotations and transactions in instruments that the Adviser believes may be comparable to such Variable Rate Senior Loan interests. In determining the relationship between such instruments and the Variable Rate Senior Loan interests, the Adviser considers such factors as the creditworthiness of the underlying obligor, the current interest rate, the interest rate redetermination period and maturity date. To the extent that reliable market transactions in Variable Rate Senior Loan interests have occurred, the Adviser also considers pricing information derived from such secondary market transactions in valuing Variable Rate Senior Loan interests. Because of uncertainty inherent in the valuation process, the estimated value of a Variable Rate Senior Loan interest may differ significantly from the value that would have been used had there been market activity for that Variable Rate Senior Loan interest. Equity securities are valued on the basis of prices furnished by pricing services or as determined in good faith by the Adviser. Short-term securities are valued at amortized cost.

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

B. SECURITY TRANSACTIONS--Investment transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

C. INVESTMENT INCOME--Interest income is recorded on an accrual basis. Facility fees received are recognized as income ratably over the expected life of the loan. Market premiums and discounts are amortized over the stated life of each applicable security.

D. FEDERAL INCOME TAXES--It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no provision for federal income taxes is required.

    The Trust intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized capital gains. At July 31, 1996, the Trust had an accumulated capital loss carryforward for tax purposes of $4,507,275, which will expire on July 31, 2004. Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of post October 31 losses which are not recognized for tax purposes until the first day of the following fiscal year.

E. DISTRIBUTION OF INCOME AND GAINS--The Trust declares daily and pays monthly dividends from net investment income. Net realized gains, if any, are distributed annually.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Trust's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Trust for an annual fee payable monthly as follows:

                   AVERAGE NET ASSETS                       % PER ANNUM
-----------------------------------------------------------------------
First $4.0 billion......................................    .950 of 1%
Next $3.5 billion.......................................    .900 of 1%
Next $2.5 billion.......................................    .875 of 1%
Over $10.0 billion......................................    .850 of 1%

    In addition, the Trust will pay a monthly administrative fee to Van Kampen American Capital Distributors, Inc., the Trust's Administrator, at an annual rate of .25% of the average net assets of the Trust. The administrative services to be provided by the Administrator include monitoring the provisions of the loan agreements and any agreements with respect to participations and assignments, record keeping responsibilities

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

with respect to interests in Variable Rate Senior Loans in the Trust's portfolio and providing certain services to the holders of the Trust's securities.

    Certain legal expenses are paid to Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Trust, of which a trustee of the Trust is an affiliated person.

    For the six months ended January 31, 1997, the Trust recognized expenses of approximately $34,500 representing the Administrator's or its affiliates' (collectively "VKAC") cost of providing legal services to the Trust.

    ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent of the Trust. For the six months ended January 31, 1997, the Fund recognized expenses of approximately $2,528,800, representing ACCESS' cost of providing transfer agency and shareholder services plus a profit.

    Certain officers and trustees of the Trust are also officers and directors of VKAC. The Fund does not compensate its officers or trustees who are officers of VKAC.

    The Trust has implemented deferred compensation and retirement plans for its trustees. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. The retirement plan covers those trustees who are not officers of VKAC.

3. CAPITAL TRANSACTIONS

At January 31, 1997 and July 31, 1996, paid in surplus aggregated $5,567,788,973 and $4,872,393,497, respectively.

    Transactions in common shares were as follows:

                                         SIX MONTHS ENDED    YEAR ENDED
                                         JANUARY 31, 1997   JULY 31, 1996
-------------------------------------------------------------------------
Beginning Shares.......................    486,490,317       251,848,949
                                           -----------       -----------

Shares Sold............................     84,465,282       254,577,948
Shares Issued Through Dividend
  Reinvestment.........................      9,828,263        15,483,081
Shares Repurchased.....................    (24,662,593)      (35,419,661)
                                           -----------       -----------
Net Increase in Shares Outstanding.....     69,630,952       234,641,368
                                           -----------       -----------
Ending Shares..........................    556,121,269       486,490,317
                                           ===========       ===========

4. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from investments sold and repaid, excluding short-term investments, for the six months ended January 31, 1997, were $2,213,549,287 and $1,670,456,563, respectively.

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

5. TENDER OF SHARES

The Board of Trustees currently intends, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its then outstanding common shares at the then net asset value of the common shares. For the six months ended January 31, 1997, 24,662,593 shares were tendered and repurchased by the Trust.

6. EARLY WITHDRAWAL CHARGE

An early withdrawal charge to recover offering expenses will be imposed in connection with most common shares held for less than five years which are accepted by the Trust for repurchase pursuant to tender offers. The early withdrawal charge will be payable to VKAC. Any early withdrawal charge which is required to be imposed will be made in accordance with the following schedule.

                 YEAR OF REPURCHASE                   WITHDRAWAL CHARGE
-----------------------------------------------------------------------
First...............................................               3.0%
Second..............................................               2.5%
Third...............................................               2.0%
Fourth..............................................               1.5%
Fifth...............................................               1.0%
Sixth and following.................................               0.0%

    For the six months ended January 31, 1997, VKAC received early withdrawal charges of approximately $3,707,300 in connection with tendered shares of the Trust.

7. COMMITMENTS

Pursuant to the terms of certain of the Variable Rate Senior Loan agreements, the Trust had unfunded loan commitments of approximately $508,451,284 as of January 31, 1997. The Trust generally will maintain with its custodian short-term investments having an aggregate value at least equal to the amount of unfunded loan commitments.

    The Trust has entered into a revolving credit agreement with a syndicate led by Bank of America for an aggregate of $250,000,000. The proceeds of any borrowing by the Trust under the revolving credit agreement may only be used, directly or indirectly, for liquidity purposes in connection with the consummation of a tender offer by the Trust for its shares. Annual commitment fees of .065% are charged on the unused portion of the credit line. Borrowings under this facility will bear interest at either the LIBOR rate or the Federal Funds rate plus .375%. There have been no borrowings under this agreement to date.

                          January 31, 1997 (Unaudited)
--------------------------------------------------------------------------------

8. SENIOR LOAN PARTICIPATION COMMITMENTS

The Trust invests primarily in participations, assignments, or acts as a party to the primary lending syndicate of a Variable Rate Senior Loan interest to United States corporations, partnerships, and other entities. When the Trust purchases a participation of a Senior Loan interest, the Trust typically enters into a contractual agreement with the lender or other third party selling the participation, but not with the borrower directly. As such, the Trust assumes the credit risk of the Borrower, Selling Participant or other persons interpositioned between the Trust and the Borrower.

    At January 31, 1997, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Trust on a participation basis.

                                                 PRINCIPAL
                                                  AMOUNT      VALUE
              SELLING PARTICIPANT                  (000)      (000)
---------------------------------------------------------------------
Bankers Trust..................................  $232,624    $233,202
Canadian Imperial Bank of Commerce.............    51,386      51,575
NationsBank....................................    31,961      32,014
Goldman Sachs..................................    25,342      25,346
Merrill Lynch Capital Corp.....................    20,000      20,121
Mellon Bank....................................    20,000      20,018
Chase Securities Inc...........................    18,629      18,649
Lehman Brothers................................    12,500      12,500
Donaldson Lufkin Jenrette......................    10,571      10,622
Bank of New York...............................     8,750       8,795
PNC Securities Corp. ..........................     5,041       5,041
ABN AMRO.......................................     5,000       5,031
                                                 --------    --------
Total..........................................  $441,804    $442,914
                                                 ========    ========

                        INDEPENDENT ACCOUNTANTS' REPORT

The Board of Trustees and Shareholders of
Van Kampen American Capital Prime Rate Income Trust:

We have audited the accompanying statement of assets and liabilities of Van Kampen American Capital Prime Rate Income Trust (the "Trust"), including the portfolio of investments, as of July 31, 1996, and the related statements of operations and cash flows for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities and variable rate senior loan interests owned as of July 31, 1996, by correspondence with the custodian and selling or agent banks; where replies were not received we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen American Capital Prime Rate Income Trust as of July 31, 1996, the results of its operations and cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Chicago, Illinois
September 18, 1996

                            PORTFOLIO OF INVESTMENTS

                                 July 31, 1996
--------------------------------------------------------------------------------

Principal
 Amount                                                                                      Stated             Value
  (000)                                     Borrower                                       Maturity*            (000)
------------------------------------------------------------------------------------------------------------------------
            VARIABLE RATE** SENIOR LOAN INTERESTS
            AEROSPACE/DEFENSE  1.8%
$  14,604   Alliant Techsystems, Inc., Term Loan -- Manufacturer of ordnance,
            composite metals.........................................................       03/15/01          $   14,649
   10,205   Grimes Aerospace Co., Term Loan -- Airplane electronics manufacturer.....       12/31/99              10,483
    3,237   Grimes Aerospace Co., Revolving Credit...................................       12/31/99               3,380
   19,800   Gulfstream Delaware Corp., Term Loan -- Aircraft manufacturer............       03/31/98              19,786
    9,611   Howmet Acquisition Co., Term Loan -- Manufacturer of aerospace
            supplies................................................................. 11/20/02 to 05/20/03         9,641
   21,151   Northrop Grumman Corp., Term Loan -- Manufacturer and contractor of
            defense aircraft and electronic systems..................................       03/02/02              21,319
    9,325   Tracor, Inc., Term Loan -- Manufacturer of electronic systems and devices
            for the defense and aerospace industries................................. 10/31/00 to 04/30/01         9,351
                                                                                                              ----------
                                                                                                                  88,609
                                                                                                              ----------
            BUILDING/HOUSING  2.1%
   59,950   National Gypsum Co., Term Loan -- Wallboard manufacturer.................       09/20/03              60,054
   19,760   PrimeCo, Inc., Term Loan -- Equipment leasing............................       12/31/00              19,783
    3,333   RSI Home Products, Inc., Term Loan -- Bath and kitchen cabinet
            manufacturer.............................................................       11/30/99               3,361
   19,833   Walter Industries, Inc., Term Loan -- Home builder.......................       01/22/03              19,863
                                                                                                              ----------
                                                                                                                 103,061
                                                                                                              ----------
            CABLE  11.0%
    9,368   Adelphia Cable Partners, L.P., Revolving Credit -- Cable television
            operator.................................................................       12/31/03               9,388
    3,507   Alexcom Limited Partnership, Term Loan -- Cellular telephone systems
            operator.................................................................       06/30/20               3,506
   12,000   Cablevision of Ohio, Term Loan -- Cable television owner/operator........       12/31/05              12,017
   70,000   Charter Communications, Term Loan -- Cable television systems operator... 12/31/03 to 12/31/04        70,322
   42,500   Chelsea Communications, Inc., Term Loan -- Cable television systems
            operator.................................................................       09/30/04              42,625
   21,500   Classic Cable, Inc., Term Loan -- Cable television systems operator......       06/30/05              21,658
   16,830   Coaxial Communications of Central Ohio, Term Loan -- Cable television
            systems operator.........................................................       12/31/99              16,722
   52,861   Colony Communications, Revolving Credit -- Cable television operator.....       09/30/04              53,017
   26,625   Comcast MH Holdings, Term loan -- Cable television systems operator......       12/31/03              26,681
   45,789   Continental Cablevision, Revolving Credit -- Cable television systems
            operator.................................................................       10/10/03              45,900
    3,281   CSG Systems International, Inc., Term Loan -- Communications management
            consultant...............................................................       12/31/00               3,285
   38,000   Falcon Cable Media, Term Loan -- Cable television systems operator.......       07/11/05              38,074
   26,500   Frontiervision Operating Partners, L.P., Term Loan -- Cable television
            operator.................................................................       06/30/05              26,639
    6,650   James Cable Partners, L.P., Term Loan -- Cable television systems
            operator.................................................................       06/30/00               6,716
      200   James Cable Partners, L.P., Revolving Credit.............................       06/30/00                 209
    6,250   Lenfest Communications, Term Loan -- Cable television operator...........       09/30/03               6,325
   60,313   Marcus Cable Operating Co., L.P., Term Loan -- Cable television systems
            operator................................................................. 12/31/02 to 04/30/04        60,874
    2,500   Marcus Cable Operating Co., L.P., Revolving Credit.......................       12/31/02               2,657
    8,711   Maryland Cable, Term Loan -- Cable television systems operator...........       12/31/02               8,717
    8,500   Northland Cable Television, Inc., Term Loan -- Cable television systems
            operator.................................................................       09/30/03               8,503
   47,500   TCI Pacific Communications, Term Loan -- Cable television services
            provider.................................................................       12/31/04              47,667
    6,964   TCI Southeast, Inc., Term Loan -- Cable television systems operator......       06/30/01               6,964
    2,657   TCI Southeast, Inc., Revolving Credit....................................       06/30/01               2,681
   10,000   UCA Corp., Revolving Credit -- Cable television operator.................       09/30/03              10,088
    3,334   Viacom Cablevision, Term Loan -- Cable television systems operator.......       07/01/02               3,345
                                                                                                              ----------
                                                                                                                 534,580
                                                                                                              ----------
            CHEMICAL  2.3%
    9,951   AEP Industries, Inc., Term Loan -- Manufacturer and converter of plastic
            products.................................................................       07/31/02               9,976
    9,250   Cedar Chemicals Corp., Term Loan -- Manufacturer of fertilizer...........       10/30/03               9,308
    6,429   Chattem, Inc., Term Loan -- Manufacturer and marketer of
            pharmaceuticals..........................................................       10/30/02               6,457
    8,887   Freedom Chemical Co., Term Loan -- Manufacturer of specialty chemicals...       06/30/02               8,820
    9,923   Hampshire Chemical Co., Term Loan -- Manufacturer of specialty
            chemicals................................................................       09/01/03               9,949

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

Principal
 Amount                                                                                      Stated             Value
  (000)                                     Borrower                                       Maturity*            (000)
------------------------------------------------------------------------------------------------------------------------
            CHEMICAL (CONTINUED)
$  33,641   Huntsman Group Holding Corp., Term Loan -- Integrated chemical, plastic
            and packaging producer...................................................       12/31/02          $   33,688
   11,143   Huntsman Group Holding Corp., Revolving Credit...........................       12/31/02              11,171
    2,253   Rheox, Inc., Term Loan -- Chemical additives manufacturer................       12/31/97               2,218
    7,000   Texas Petrochemicals, Term Loan -- Processor of petrochemicals...........       06/30/04               7,024
   12,507   Thoro System Products, Inc., Term Loan -- Manufacturer of chemicals for
            construction industry....................................................       12/20/02              12,414
                                                                                                              ----------
                                                                                                                 111,025
                                                                                                              ----------
            ELECTRIC/ELECTRONICS  1.0%
   34,125   Berg Electronics, Inc., Term Loan -- Manufacturer of electronic
            connectors...............................................................       12/31/02              34,196
    1,950   Exide Electronics Group, Inc., Term Loan -- Manufacturer of
            uninterruptible power supply products....................................       03/13/01               1,958
    3,120   Exide Electronics Group, Inc., Revolving Credit..........................       03/13/01               3,141
    8,358   Rowe International, Inc., Term Loan -- Manufacturer of jukeboxes and
            electronic equipment.....................................................       12/31/96               7,940
                                                                                                              ----------
                                                                                                                  47,235
                                                                                                              ----------
            ENTERTAINMENT/LEISURE  4.1%
    3,452   DW Investment, Inc., Term Loan -- Communications and entertainment
            conglomerate.............................................................       08/09/00               3,459
    6,643   Fairways Group, L.P., Term Loan -- Multiple golf course owner/operator...       04/30/02               6,735
    6,000   H.E.C. Investments, Inc., Term Loan -- Fitness club operator.............       12/31/00               6,030
   30,000   Marvel Entertainment, Term Loan -- Children's magazine publisher.........       02/28/02              30,069
    8,500   Marvel IV Holdings, Revolving Credit -- Comic books, sports cards and
            outdoor equipment distributor............................................       06/03/99               8,741
   30,000   Metro-Goldwyn-Mayer, Term Loan -- Movie/television producer..............       04/15/97              30,101
   25,000   Orion Pictures Corp., Term Loan -- Theatrical production.................       06/30/01              25,188
    8,000   Panavision International, L.P., Term Loan -- Manufacturer and lessor of
            motion picture cameras and lenses........................................       03/31/04               8,040
   26,115   Six Flags Theme Parks, Term Loan -- Theme park operator..................       06/23/03              26,181
    8,333   TW Recreational Service, Term Loan -- Provider of food and services for
            state and national parks.................................................       09/30/02               8,394
    9,700   The U.S. Playing Card Co., Term Loan -- Manufacturer/distributor of
            playing cards............................................................       09/30/02               9,668
   34,901   Viacom, Inc., Term Loan -- Entertainment media/television programming....       07/01/02              34,977
                                                                                                              ----------
                                                                                                                 197,583
                                                                                                              ----------
            FINANCE  0.7%
    8,000   American Life Holding Co., Term Loan -- Life insurance company...........       04/15/03               8,012
    4,991   Ark Asset Holdings, Inc., Term Loan -- Institutional money manager.......       11/30/01               5,008
   12,500   Blackstone Capital Co., Term Loan -- Financial services company..........       01/13/97              12,500
    7,833   Conseco, Inc., Revolving Credit -- Life insurance company................       04/12/01               7,898
                                                                                                              ----------
                                                                                                                  33,418
                                                                                                              ----------
            FOOD/BEVERAGE  6.8%
   10,973   American Italian Pasta Co., Term Loan -- Pasta products producer.........       02/28/04              11,030
   11,720   Amerifoods, Inc., Term Loan -- Manufacturer of snack foods and bakery
            products................................................................. 12/31/97 to 06/30/02         9,999
    4,178   Edwards Baking Corp., Term Loan -- Manufacturer of bakery products....... 09/30/00 to 10/31/02         4,200
   22,687   Foodbrands America, Term Loan -- Manufacturer of food products........... 01/15/00 to 02/28/03        22,769
      473   Foodbrands America, Revolving Credit.....................................       01/15/00                 476
    4,888   Ghirardelli Holdings Corp., Term Loan -- Manufacturer of chocolate
            products.................................................................       03/30/03               4,940
    9,979   IM Stadium, Inc., Term Loan -- Sports stadium concessions................ 12/31/02 to 12/31/03        10,049
   14,943   Keebler Holding Corp., Term Loan -- Manufacturer and distributor of
            cookies and crackers..................................................... 07/31/03 to 07/31/04        14,961
    1,995   Mistic Brands, Inc., Revolving Credit -- Producer and marketer of
            carbonated and non-carbonated beverages..................................       09/30/99               2,042
    5,625   Mistic Brands, Inc., Term Loan...........................................       09/30/01               5,759
   18,905   President Baking Co., Inc., Term Loan -- Bread/bread products
            manufacturer.............................................................       12/30/02              18,857
   35,000   Rykoff-Sexton, Inc., Term Loan -- Distributor and manufacturer of food
            and related non-food products............................................ 10/31/02 to 04/30/03        35,106
   46,691   S.C. International Services, Term Loan -- In-flight food services........ 09/30/00 to 09/30/03        46,895
   14,165   Select Beverages, Inc., Term Loan -- Independent bottler................. 06/30/01 to 06/30/02        14,238

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

Principal
 Amount                                                                                      Stated             Value
  (000)                                     Borrower                                       Maturity*            (000)
------------------------------------------------------------------------------------------------------------------------
            FOOD/BEVERAGE (CONTINUED)
$  68,298   Silgan Corp., Term Loan -- Manufacturer of food cans..................... 12/31/00 to 03/15/02    $   68,314
    4,805   Silgan Corp., Revolving Credit...........................................       12/31/00               4,805
   25,000   Stroh Brewery Co., Term Loan -- Beer producer and distributor............       06/30/03              25,135
    3,281   Tom's Foods, Inc., Term Loan -- Snack foods producer/distributor (d).....       12/31/98               1,968
   21,000   Van De Kamp's, Inc., Term Loan -- Frozen seafood processor/distributor... 04/30/03 to 09/30/03        21,084
    7,673   Windsor Quality Food, Term Loan -- Frozen food processor.................       12/31/01               7,710
                                                                                                              ----------
                                                                                                                 330,337
                                                                                                              ----------
            FOOD STORES  6.4%
    9,600   Big V Supermarkets, Inc., Term Loan -- Northeastern retail food chain
            operator.................................................................       03/15/00               9,596
   61,247   Bruno's, Inc., Term Loan -- Southeastern retail food chain operator...... 02/18/03 to 02/18/05        61,570
   12,935   Carr-Gottstein Foods, Term Loan -- Alaska based retail food chain
            operator.................................................................       12/31/02              12,949
   41,985   Dominick's Finer Foods, Inc., Term Loan -- Illinois based retail food
            chain operator........................................................... 03/31/02 to 09/30/03        42,240
   20,128   Grand Union Co., Term Loan -- New York based retail food chain
            operator.................................................................       06/15/02              20,131
    7,733   Harvest Foods, Inc., Term Loan -- Mississippi based retail food chain
            operator (d) (g).........................................................       06/30/02               7,051
   31,678   Pathmark Stores, Inc., Term Loan -- New Jersey based retail food chain
            operator................................................................. 07/31/98 to 10/31/99        31,604
    3,294   Ralph's Grocery Co., Revolving Credit -- Los Angeles, California based
            retail food chain operator...............................................       06/15/01               3,441
   47,786   Ralph's Grocery Co., Term Loan........................................... 06/15/01 to 02/15/04        47,976
   70,097   Smith Food & Drug Center, Term Loan -- Food and drug retailer............ 08/31/02 to 11/30/04        70,449
    6,684   Star Markets Co., Inc., Term Loan -- New England based retail food chain
            operator................................................................. 01/31/02 to 12/31/02         6,695
                                                                                                              ----------
                                                                                                                 313,702
                                                                                                              ----------
            FUEL RETAILER  0.1%
    3,721   Petro PSC Properties, L.P., Term Loan -- Multi-service truck-stop
            operator.................................................................       05/18/01               3,721
    3,048   Truckstops of America, Inc., Term Loan -- Interstate fueling stations
            operator.................................................................       12/10/00               3,014
                                                                                                              ----------
                                                                                                                   6,735
                                                                                                              ----------
            HEALTHCARE  3.3%
   60,000   Community Health Systems, Inc., Term Loan -- Provider of healthcare
            services................................................................. 12/31/03 to 12/31/05        60,290
   57,265   Dade International, Inc., Term Loan -- Medical equipment
            manufacturer/marketer.................................................... 12/31/01 to 12/31/04        57,543
      168   Dade International, Inc., Revolving Credit...............................       12/31/01                 184
   15,923   Graphic Controls Corp., Term Loan -- Manufacturer of medical equipment...       09/28/03              15,970
    7,542   Integrated Health Services, Inc., Revolving Credit -- Provider of
            post-acute healthcare services...........................................       06/30/02               7,746
   18,500   Merit Behavioral Corp., Term Loan -- Psychiatric hospital operator.......       10/06/03              18,565
                                                                                                              ----------
                                                                                                                 160,298
                                                                                                              ----------
            MANUFACTURING  11.6%
   12,406   Calmar, Inc., Term Loan -- Manufacturer of dispensing and spray
            products................................................................. 09/15/03 to 03/15/04        12,443
   21,400   Cambridge Industries, Inc., Term Loan -- Manufacturer of plastic
            components for autos..................................................... 05/17/02 to 05/17/04        21,577
    9,979   CBP Resources, Inc., Term Loan -- Manufacturer of animal feed
            ingredients..............................................................       09/30/03              10,035
   18,759   Collins & Aikman Products Co., Term Loan -- Manufacturer of auto
            interiors, home interiors and wallpapers.................................       12/31/02              18,756
    9,697   Dal-Tile Group, Inc., Revolving Credit -- Ceramic tile and floor covering
            manufacturer/retailer....................................................       01/09/98               9,697
   21,978   Desa International, Inc., Term Loan -- Diversified manufacturer of
            heaters, fireplaces, and specialty tools.................................       02/28/03              22,144
    9,321   Ebel USA, Inc., Term Loan -- Manufacturer of luxury time pieces..........       09/30/01               9,330
    6,038   Essex Group, Inc., Term Loan -- Manufacturer of electrical wire and
            cable....................................................................       04/30/00               6,048
    8,936   Fiberite, Inc., Term Loan -- Manufacturer of composite fibers............       12/31/01               8,977
   43,588   Furniture Brands International, Inc., Term Loan -- Manufacturer and
            marketer of furniture.................................................... 12/29/01 to 03/29/04        43,702
    7,821   The Hawk Group of Companies, Inc., Term Loan -- Manufacturer of powdered
            metals and friction materials............................................       06/30/02               7,857
   11,042   Health O Meter, Inc., Term Loan -- Manufacturer of small appliances......       08/15/01              10,982

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

Principal
 Amount                                                                                      Stated             Value
  (000)                                     Borrower                                       Maturity*            (000)
------------------------------------------------------------------------------------------------------------------------
            MANUFACTURING (CONTINUED)
$  10,000   Hedstrom Corp., Term Loan -- Manufacturer of children's outdoor toys.....       04/27/01          $   10,039
   36,486   Hayes Wheels International, Inc., Term Loan -- Designer and manufacturer
            of car and truck wheels.................................................. 07/31/02 to 07/31/04        36,606
      239   Hayes Wheels International, Inc., Revolving Credit.......................       07/31/04                 239
    9,444   Hunt Manufacturing Co., Term Loan -- Manufacturer and distributor of
            office and art supplies..................................................       12/31/00               9,450
    9,941   Intermetro Industries Corp., Term Loan -- Manufacturer of metal/polymer
            storage products......................................................... 06/30/01 to 12/31/02         9,891
   36,124   International Wire Group, Term Loan -- Manufacturer of auto, appliance
            and
            communication wires...................................................... 09/30/02 to 09/30/03        36,242
   10,072   IPC, Inc., Term Loan -- Manufacturer of packaging materials..............       09/30/01              10,101
   29,501   Johnstown America, Term Loan -- Manufacturer of railcars.................       03/31/03              29,597
   29,878   K-Tec Holdings, Inc., Term Loan -- Manufacturer of telecommunications
            equipment................................................................ 02/01/03 to 02/01/04        29,961
   19,463   Lear Seating Corp., Revolving Credit -- Manufacturer of automobile and
            truck seat systems.......................................................       09/30/01              19,449
    8,982   Merkle-Korff Industries, Term Loan -- Manufacturer of electrical
            motors................................................................... 09/22/01 to 06/15/03         9,048
       53   Merkle-Korff Industries, Revolving Credit................................       09/22/01                  61
   15,772   M.W. Manufacturers, Term Loan -- Conglomerate............................       09/15/02              15,871
   11,709   National-Oilwell, L.P., Term Loan -- Oil equipment manufacturer..........       12/31/01              11,760
   11,967   Numatics, Inc., Term Loan -- Manufacturer of pneumatic fluid power
            equipment................................................................       12/31/03              12,059
    8,000   Personal Care Holdings, Term Loan -- Manufacturer and marketer of
            consumer products........................................................       04/03/03               8,074
    5,000   Precise Technology, Term Loan -- Custom injection molding company........       03/31/03               5,052
   10,000   RBX Corp., Term Loan -- Manufacturer of rubber products..................       12/31/03              10,025
    9,694   RTI Funding Corp., Term Loan -- Manufacturer of building blocks for
            children................................................................. 02/08/03 to 02/03/04         9,766
    1,111   Samsonite Corp., Term Loan -- Manufacturer of luggage....................       07/14/00               1,111
      556   Samsonite Corp., Revolving Credit........................................       07/14/00                 556
    7,000   Simmons Co., Term Loan -- Manufacturer and distributor of bedding........       03/31/03               7,028
   16,204   Spalding & Evenflo Cos., Inc., Term Loan -- Manufacturer of sporting
            goods.................................................................... 10/31/00 to 10/14/02        16,264
    6,700   Sportcraft, Ltd., Term Loan -- Supplier of branded sporting goods........       12/31/02               6,764
   10,559   Stanadyne Automotive, Term Loan -- Manufacturer of diesel injection
            devices and engine parts.................................................       12/31/01              10,589
   18,400   Thompson Minwax Co., Term Loan -- Manufacturer of wood stains and
            finishing products.......................................................       12/31/02              18,433
   15,621   T.K.G. Acquisition, Term Loan -- Office furniture manufacturer........... 02/28/02 to 08/31/03        15,684
   27,000   UCAR International, Inc., Term Loan -- Manufacturer of graphite/carbide
            electrodes...............................................................       12/31/02              27,050
    7,910   U.F. Acquisition, Term Loan -- Provider of fixtures and storage for
            retail stores............................................................       12/15/02               8,013
                                                                                                              ----------
                                                                                                                 566,331
                                                                                                              ----------
            PAPER  7.1%
    4,963   Crown Paper Co./Crown Vantage, Inc., Term Loan -- Producer of value-added
            paper products...........................................................       08/22/03               4,962
    4,750   CST Office Products, Inc., Term Loan -- Manufacturer and distributor of
            stock computer forms.....................................................       03/31/01               4,815
   66,278   Fort Howard Corp., Term Loan -- Paper manufacturer....................... 03/31/02 to 12/31/02        66,621
  113,319   Jefferson Smurfit Corp., Term Loan -- Corrugated paper products
            manufacturer............................................................. 04/30/01 to 10/31/02       113,463
   10,112   Mail-Well Corp., Term Loan -- Manufacturer of envelopes and graphic
            printers................................................................. 07/31/98 to 07/31/03        10,176
    1,042   Mail-Well SPX, Term Loan -- Manufacturer of envelopes and graphic
            printers.................................................................       07/31/03               1,047
    2,609   Mail-Well SPX, Revolving Credit..........................................       07/31/03               2,624
   29,787   S.D. Warren Co., Term Loan -- Coated-free paper manufacturer.............       04/26/04              29,850
   92,145   Stone Container Corp., Term Loan -- Paper products manufacturer.......... 04/01/00 to 10/01/03        92,212
   18,064   United Stationers Supply Co., Term Loan -- Distributor of office
            products.................................................................       03/31/02              18,129
                                                                                                              ----------
                                                                                                                 343,899
                                                                                                              ----------
            PERSONAL/NON-DURABLE  3.1%
   44,640   Mary Kay Cosmetics, Term Loan -- Direct cosmetic sales...................       12/06/02              44,714
   37,935   Playtex Products, Inc., Term Loan -- Manufacturer of beauty aid and
            hygiene products.........................................................       06/30/02              38,017
   55,000   Revlon Consumer Products Corp., Term Loan -- Manufacturer of cosmetics...       12/31/00              55,430
   11,000   Treasure Chest Advertising Co., Inc., Term Loan -- Advertising and
            information services.....................................................       12/31/01              11,000
                                                                                                              ----------
                                                                                                                 149,161
                                                                                                              ----------

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

Principal
 Amount                                                                                      Stated             Value
  (000)                                     Borrower                                       Maturity*            (000)
------------------------------------------------------------------------------------------------------------------------
            PRINTING  2.0%
$  16,500   Advanstar Holdings, Inc., Term Loan -- Trade magazine publisher and trade
            show exhibitor...........................................................       12/21/03          $   16,594
   47,889   American Media Operations, Inc., Term Loan -- Magazine/newspaper
            publisher................................................................ 09/30/01 to 09/30/02        47,840
   28,350   Journal News, Inc., Term Loan -- Multiple newspaper printer..............       12/31/01              28,411
    7,097   Polyfibron Technologies, Inc., Term Loan -- Textile manufacturer.........       12/31/01               7,131
                                                                                                              ----------
                                                                                                                  99,976
                                                                                                              ----------
            RADIO AND TELEVISION BROADCASTING  8.2%
    9,100   Benedek Broadcasting Corp., Term Loan -- Television station
            owner/operator........................................................... 05/01/01 to 11/01/02         9,131
   11,629   Chancellor Corp., Term Loan -- Radio station owner/operator.............. 09/01/02 to 09/01/03        11,720
      356   Chancellor Corp., Revolving Credit.......................................       09/01/02                 370
   44,000   E.H. & F., Inc., Term Loan -- Outdoor media.............................. 06/30/02 to 12/21/03        44,198
   32,859   Ellis Communications, Inc., Term Loan -- Southeastern U.S. television
            station owner/operator................................................... 03/31/02 to 03/31/03        32,929
    4,800   Evergreen Media Corp., Term Loan -- Radio station owner/operator.........       12/31/02               4,802
   12,544   Evergreen Media Corp., Revolving Credit..................................       12/31/02              12,551
    1,500   Granite Broadcasting Corp., Revolving Credit -- Midwestern television
            station owner/operator...................................................       12/31/01               1,510
   14,000   Heftel Broadcasting Corp., Term Loan -- Spanish language radio
            broadcasting.............................................................       09/30/02              14,113
   15,000   NWC Acquisition Corp., Term Loan -- Television production and
            broadcasting.............................................................       09/30/01              15,023
   15,000   Patterson Broadcasting, Term Loan -- Radio station operator..............       06/30/04              15,107
   10,800   River City Broadcasting, L.P., Term Loan -- Midwestern radio station
            owner/operator...........................................................       12/31/99              10,853
   13,145   Shared Technologies, Term Loan -- Provider of telecommunications
            services................................................................. 03/30/01 to 03/31/03        13,211
      667   Shared Technologies, Revolving Credit....................................       03/30/01                 677
   53,750   Sinclair Broadcasting Group, Inc., Term Loan -- Television and radio
            station owner/operator................................................... 12/31/02 to 11/30/03        53,863
    2,763   Sinclair Broadcasting Group, Inc., Revolving Credit......................       11/30/03               2,770
   13,345   SKTV, Inc., Term Loan -- Television station owner/operator...............       07/31/02              13,260
    7,133   Smith Television, Term Loan -- Television station owner/operator.........       12/31/02               7,185
   23,320   Sullivan Broadcasting, Term Loan -- Television station owner/operator....       12/31/03              23,405
    1,680   Sullivan Broadcasting, Revolving Credit..................................       12/31/03               1,685
  111,795   Westinghouse Electric, Term Loan -- Radio and television broadcaster.....       11/24/02             112,046
                                                                                                              ----------
                                                                                                                 400,409
                                                                                                              ----------
            RESTAURANTS  0.3%
    8,952   America's Favorite Chicken Co., Term Loan -- Church's and Popeye's Fried
            Chicken restaurants......................................................       10/31/01               8,951
    1,085   Carvel Corp., Term Loan -- Soft ice cream products franchiser............       12/31/98               1,084
    6,394   Long John Silver's Restaurants, Inc., Term Loan -- Retail seafood
            restaurant owner/operator................................................       09/30/97               6,394
                                                                                                              ----------
                                                                                                                  16,429
                                                                                                              ----------
            RETAIL  7.0%
      175   American Blind and Wallpaper Factory, Inc., Term Loan -- Wallcover
            distributor..............................................................       10/31/96                 173
   32,500   Camelot Music, Inc., Term Loan -- Retail distributor of music and video
            cassettes (f)............................................................       02/28/02              24,375
   17,525   Color Tile, Inc., Term Loan -- National retailer of floor and wall
            covering products (d) (g)................................................       12/31/98              12,271
      780   Color Tile Holdings, Inc., Revolving Credit -- National retailer of floor
            and wall covering products (g)...........................................       12/31/96                 763
    8,400   Eckerd Corp., Term Loan -- Retail drug store.............................       11/29/00               8,403
   20,366   Federated Department Stores, Inc., Term Loan -- National department store
            chain....................................................................       03/31/00              20,610
    4,782   Federated Department Stores, Inc., Revolving Credit......................       03/31/00               5,022
    3,000   Kirklands Holdings, Term Loan -- Retailer of decorative home accessories
            and gift items...........................................................       06/30/02               3,022
   50,000   Kmart Corp., Term Loan -- International mass merchandise retailer........       06/17/99              50,704
    5,368   Luxottica U.S. Holdings, Revolving Credit -- Manufacturer/distributor of
            eyeglasses...............................................................       06/30/01               5,380
   15,311   Luxottica U.S. Holdings, Term Loan.......................................       06/30/01              15,323
    7,470   Nebraska Book Co., Term Loan -- Used book distributor....................       10/31/03               7,512
    6,455   Nine West Group, Inc., Term Loan -- Shoe designer and retailer...........       10/01/01               6,455
   38,857   Payless Cashways, Inc., Term Loan -- Building products retailer..........       11/18/00              38,922
   10,939   Peebles, Inc., Term Loan -- Mid-Atlantic retailer........................       06/09/02              11,206
   19,792   QVC Programming, Term Loan -- Home shopping television network...........       02/15/02              19,853

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

Principal
 Amount                                                                                      Stated             Value
  (000)                                     Borrower                                       Maturity*            (000)
------------------------------------------------------------------------------------------------------------------------
            RETAIL (CONTINUED)
$  31,495   Saks & Co., Term Loan -- Retail fashions and accessories.................       06/30/00          $   31,674
    2,191   Service Merchandise, Revolving Credit -- Catalog retailer................       06/08/99               2,279
   16,875   Thrifty Payless, Inc., Term Loan -- Retail drug store....................       10/19/02              17,026
   26,393   Thrifty Payless, Inc., Revolving Credit..................................       10/19/02              26,848
   31,429   TJX Companies, Inc., Term Loan -- Specialty apparel retailer.............       11/17/00              31,827
                                                                                                              ----------
                                                                                                                 339,648
                                                                                                              ----------
            TEXTILES  2.1%
   11,443   American Marketing Industries, Inc., Term Loan -- Textile manufacturer...       11/30/02              11,538
    8,645   Hosiery Corp. of America, Term Loan -- Manufacturer/direct mail marketer
            of women's hosiery.......................................................       07/31/01               8,526
   11,578   Ithaca Industries, Inc., Term Loan -- Undergarment and hosiery
            manufacturer.............................................................       10/31/98              11,401
      842   Ithaca Industries, Inc., Revolving Credit................................       10/31/98                 924
   14,652   Johnston Industries, Term Loan -- Diversified manufacturer of home
            furnishings and textiles.................................................       03/28/03              14,782
    3,083   London Fog Industries, Revolving Credit -- Manufacturer of rainwear and
            outerwear................................................................       03/31/97               3,150
   31,466   London Fog Industries, Inc., Term Loan...................................       05/31/02              29,866
   20,000   Polymer Group, Inc., Term Loan -- Manufacturer of polyolefin products....       03/31/02              20,050
                                                                                                              ----------
                                                                                                                 100,237
                                                                                                              ----------
            TRANSPORTATION  0.2%
   12,500   Northwest Airlines, Inc., Term Loan -- Minnesota-based cargo and
            passenger airliner.......................................................       12/15/99              12,548
                                                                                                              ----------
            WIRELESS COMMUNICATIONS  3.8%
   16,750   Arch Communications Group, Inc., Term Loan -- Wireless communications
            operator................................................................. 12/31/02 to 12/31/03        16,799
    1,163   Arch Communications Group, Inc., Revolving Credit........................       12/31/02               1,163
    5,000   Clarity Telecom, Inc., Term Loan -- Seller and servicer of telephone
            systems and software.....................................................       11/30/02               5,036
    8,125   Comcast Cellular Communications, Revolving Credit -- Cellular systems
            operator.................................................................       09/30/03               8,124
   17,739   Comcast Cellular Communications, Term Loan...............................       09/30/04              17,942
    6,585   Intesys Technologies, Inc., Term Loan -- Equipment manufacturer for
            telecommunications/autos.................................................       12/31/01               6,614
   39,000   Mobilemedia Communications, Term Loan -- Nationwide paging operator...... 06/30/02 to 06/30/03        38,999
   11,050   Skytel Corp., Revolving Credit -- Paging and personal communications
            services operator........................................................       12/31/01              11,153
   39,257   Smart SMR of California, Inc., Term Loan -- Cellular telephone systems
            operator.................................................................       03/15/01              39,257
   40,000   Western Wireless Corp., Term Loan -- Cellular and personal communications
            services operator........................................................       03/31/05              40,064
                                                                                                              ----------
                                                                                                                 185,151
                                                                                                              ----------
            OTHER  4.5%
   24,000   Advo, Inc., Term Loan -- Direct mail marketer............................       03/31/04              24,094
   25,000   Amax Gold, Inc., Term Loan -- Gold and silver mining and processing......       12/31/01              25,199
   58,141   AMF Group, Inc., Term Loan -- Integrated bowling equipment
            manufacturer............................................................. 03/31/01 to 03/31/04        58,198
      267   AMF Group, Inc., Revolving Credit........................................       03/31/01                 267
    6,913   Bankers Systems, Inc., Term Loan -- Compliance services supplier.........       11/02/02               6,916
   35,712   Borg-Warner Security Corp., Term Loan -- Protection services.............       12/31/98              36,192
    9,768   Fairmont Minerals, Ltd., Term Loan -- Silica pond and gravel supplier....       03/31/03               9,840
   10,000   HG Holdings, Inc., Term Loan -- Information processor....................       06/30/01              10,065
    5,840   Iron Mountain Information Services Inc., Term Loan -- Records management
            and storage..............................................................       06/28/02               5,840
   11,350   Loewen Group, Inc., Revolving Credit -- Funeral home and cemetery
            owner/operator...........................................................       05/29/01              11,546
   20,000   Primark Corp., Term Loan -- Information services provider................       06/30/02              20,020
    9,000   USS Acquisition, Inc., Term Loan -- Producer of industrial silica........       12/31/03               9,096
                                                                                                              ----------
                                                                                                                 217,273
                                                                                                              ----------
            TOTAL VARIABLE RATE ** SENIOR LOAN INTERESTS  89.5%......................                          4,357,645
                                                                                                              ----------

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

                                                                                                                Value
                                            Borrower                                                            (000)
------------------------------------------------------------------------------------------------------------------------
            EQUITIES  0.5%
            America's Favorite Chicken Co. (604,251 common shares) (b)(c).................................    $    2,004
            America's Favorite Chicken Co. ($3,486,400 par amount of preferred stock, 10.0% coupon,
            maturity 08/11/04, convertible to 10.0% cash pay subordinated debt) (b)(e)....................         3,593
            Best Products Co., Inc. (297,480 common shares) (c)...........................................           372
            Best Products Co., Inc. (Warrants for 28,080 common shares) (c)...............................             0
            Braelan Corp. Class A (10,975 common shares) (b)(c)...........................................         1,967
            Classic Cable, Inc. (Warrants for 760 common shares) (c)......................................             0
            Core-Mark International, L.L.C. (Class B ownership interest) (b)..............................         4,368
            Flagstar Cos., Inc. (8,755 common shares) (c).................................................            23
            London Fog Industries, Inc. (10,833,012 common shares) (b)(c).................................             0
            London Fog Industries, Inc., ($17,687,936 par amount of preferred stock, 17.5% coupon,
            maturity 05/31/02) (b)(e).....................................................................        12,503
            Nextel Communications, Inc. (Warrants for 60,000 common shares) (b)(c)........................             8
                                                                                                              ----------
            TOTAL EQUITIES................................................................................        24,838
                                                                                                              ----------
            TOTAL LONG-TERM INVESTMENTS  90.0%
              (Cost $4,388,796)(a)........................................................................     4,382,483
                                                                                                              ----------
            SHORT-TERM INVESTMENTS AT AMORTIZED COST
            COMMERCIAL PAPER  2.2%
            Amoco Corp. ($20,000,000 par, maturing 08/05/96, yielding 5.33%)..............................        19,988
            AT&T Corp. ($20,000,000 par, maturing 08/01/96, yielding 5.33%)...............................        20,000
            Cargill Financial Services Corp. ($20,000,000 par, maturing 08/05/96, yielding 5.36%).........        19,988
            Illinois Central Railroad Co. ($13,050,000 par, maturing 08/16/96, yielding 5.53% to 5.54%)...        13,020
            International Paper Co. ($20,000,000 par, maturing 08/07/96, yielding 5.34%)..................        19,982
            Nabisco Inc. ($14,000,000 par, maturing 08/01/96 to 08/20/96, yielding 5.46% to 5.70%)........        13,977
                                                                                                              ----------
            TOTAL COMMERCIAL PAPER........................................................................       106,955
                                                                                                              ----------
            SHORT-TERM LOAN PARTICIPATIONS  7.4%
            Anadarko Petroleum Corp. ($20,000,000 par, maturing 08/06/96 to 08/07/96, yielding 5.43% to
            5.56%)........................................................................................        20,000
            Army & Air Force Exchange Services ($17,000,000 par, maturing 08/13/96, yielding 5.41%).......        17,000
            Ashland Oil Co. ($20,000,000 par, maturing 08/01/96 to 08/07/96, yielding 5.43% to 5.68%).....        20,000
            Baxter International, Inc. ($20,000,000 par, maturing 08/26/96, yielding 5.55%)...............        20,000
            Bell Atlantic Financial Services ($20,000,000 par, maturing 08/01/96, yielding 5.44%).........        20,000
            Bell Atlantic Network Funding ($8,900,000 par, maturing 08/05/96, yielding 5.33%).............         8,900
            Cabot Corp. ($10,000,000 par, maturing 08/01/96, yielding 5.43%)..............................        10,000
            Centex Corp. ($20,000,000 par, maturing 08/08/96, yielding 5.50%).............................        20,000
            Conagra Inc. ($20,000,000 par, maturing 08/30/96, yielding 5.50%).............................        20,000
            Echlin, Inc. ($7,000,000 par, maturing 08/02/96, yielding 5.32%)..............................         7,000
            Englehard Corp. ($20,000,000 par, maturing 08/02/96, yielding 5.40%)..........................        20,000
            Enron Corp. ($20,000,000 par, maturing 08/05/96, yielding 5.47%)..............................        20,000
            Gillette Co. ($10,650,000 par, maturing 08/01/96, yielding 5.63%).............................        10,650
            Hertz Corp. ($10,000,000 par, maturing 08/02/96, yielding 5.41%)..............................        10,000
            Nabisco Inc. ($6,000,000 par, maturing 08/01/96, yielding 5.80%)..............................         6,000
            Olin Corp. ($20,000,000 par, maturing 08/01/96, yielding 5.75%)...............................        20,000
            Pacific Telecom Inc. ($10,000,000 par, maturing 08/16/96, yielding 5.51%).....................        10,000
            Pacificorp ($12,000,000 par, maturing 08/12/96, yielding 5.59%)...............................        12,000
            Ralston Purina Co. ($20,000,000 par, maturing 08/09/96, yielding 5.55%).......................        20,000
            Tandy Corp. ($6,350,000 par, maturing 08/20/96, yielding 5.47%)...............................         6,350
            Temple Inland Inc. ($11,000,000 par, maturing 08/01/96, yielding 5.45%).......................        11,000

                      See Notes to Financial Statements

                                 July 31, 1996
--------------------------------------------------------------------------------

                                                                                                                Value
                                            Borrower                                                            (000)
------------------------------------------------------------------------------------------------------------------------
            SHORT-TERM LOAN PARTICIPATIONS (CONTINUED)
            Tyson Foods ($20,000,000 par, maturing 08/08/96, yielding 5.44% to 5.45%).....................    $   20,000
            USAA Capital Corp. ($10,000,000 par, maturing 08/01/96, yielding 5.40%).......................        10,000
            Western Resources Inc. ($20,000,000 par, maturing 08/06/96 to 08/19/96, yielding 5.50%).......        20,000
                                                                                                              ----------
            TOTAL SHORT-TERM LOAN PARTICIPATIONS..........................................................       358,900
                                                                                                              ----------
            TOTAL SHORT-TERM INVESTMENTS AT AMORTIZED COST  9.6%..........................................       465,855
                                                                                                              ----------
            OTHER ASSETS IN EXCESS OF LIABILITIES  0.4%...................................................        17,446
                                                                                                              ----------
            NET ASSETS  100.0%............................................................................    $4,865,784
                                                                                                              ==========

(a) At July 31, 1996, cost for federal income tax purposes is $4,392,208,484; the aggregate gross unrealized appreciation is $24,440,164, and the aggregate gross unrealized depreciation is $34,165,402, resulting in net unrealized depreciation of $9,725,238.

(b) Restricted security.

(c) Non-income producing security, as this stock currently does not declare dividends.

(d) This Senior Loan Interest is non-income producing.

(e) Payment-in-kind security.

(f) In August, 1996, this Borrower filed for protection in federal bankruptcy court and as a result has become a non-income producing Senior Loan interest.

(g) This Borrower has filed for protection in federal bankruptcy court.

 * Senior Loans in the Trust's portfolio generally are subject to mandatory and/or optional prepayment. Because of these mandatory prepayment conditions and because there may be significant economic incentives for a Borrower to prepay, prepayments of Senior Loans in the Trust's portfolio may occur. As a result, the actual remaining maturity of Senior Loans held in the Trust's portfolio may be substantially less than the stated maturities shown. Although the Trust is unable to accurately estimate the actual remaining maturity of individual Senior Loans, the Trust estimates that the actual average maturity of the Senior Loans held in its portfolio will be approximately 18-24 months.

** Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the prime rate offered by one or more major United States banks, (ii) the lending rate offered by one or more major European banks, such as the London Inter-Bank Offered Rate ("LIBOR") and (iii) the certificate of deposit rate. Senior loans are generally considered to be restricted in that the Trust ordinarily is contractually obligated to receive approval from the Agent Bank and/or borrower prior to the disposition of a Senior Loan.

                      See Notes to Financial Statements

                      STATEMENT OF ASSETS AND LIABILITIES

                                 July 31, 1996
   All amounts, except for Net Asset Value information, reported in thousands
--------------------------------------------------------------------------------

ASSETS:
Investments, at Market Value (Cost $4,388,796) (Note 1)........................  $4,382,483
Short-Term Investments (Note 1)................................................     465,855
Receivables:
  Interest and Fees............................................................      34,523
  Fund Shares Sold.............................................................      16,612
  Investments Sold.............................................................          44
Other..........................................................................          53
                                                                                 ----------
    Total Assets...............................................................   4,899,570
                                                                                 ----------
LIABILITIES:
Deferred Facility Fees.........................................................      20,716
Payables:
  Income Distributions.........................................................       5,672
  Investment Advisory Fee (Note 2).............................................       3,862
  Administrative Fee (Note 2)..................................................       1,026
  Custodian Bank...............................................................         557
  Distributor and Affiliates (Note 2)..........................................         353
Accrued Expenses...............................................................       1,555
Deferred Compensation and Retirement Plans (Note 2)............................          45
                                                                                 ----------
    Total Liabilities..........................................................      33,786
                                                                                 ----------
NET ASSETS.....................................................................  $4,865,784
                                                                                 ==========
NET ASSETS CONSIST OF:
Common Shares ($.01 par value with an unlimited number of shares authorized,
  486,490,317 shares issued and outstanding) (Note 3)..........................  $    4,865
Paid in Surplus (Note 3).......................................................   4,872,393
Accumulated Undistributed Net Investment Income................................       2,875
Net Unrealized Depreciation on Investments.....................................      (6,313)
Accumulated Net Realized Loss on Investments...................................      (8,036)
                                                                                 ----------
NET ASSETS.....................................................................  $4,865,784
                                                                                 ==========
NET ASSET VALUE PER COMMON SHARE
  ($4,865,784,178 divided by 486,490,317 shares outstanding)...................  $    10.00
                                                                                 ==========

                      See Notes to Financial Statements

                            STATEMENT OF OPERATIONS

                        For the Year Ended July 31, 1996
                       All amounts reported in thousands
--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest......................................................................   $311,378
Fees..........................................................................     24,771
Other.........................................................................      1,992
                                                                                 --------
    Total Income..............................................................    338,141
                                                                                 --------
EXPENSES:
Investment Advisory Fee (Note 2)..............................................     36,408
Administrative Fee (Note 2)...................................................      9,615
Shareholder Services (Note 2).................................................      4,708
Legal (Note 2)................................................................      1,281
Trustee Fees and Expenses (Note 2)............................................         35
Other.........................................................................      4,125
                                                                                 --------
    Total Expenses............................................................     56,172
                                                                                 --------
NET INVESTMENT INCOME.........................................................   $281,969
                                                                                 ========
REALIZED AND UNREALIZED GAIN/LOSS ON INVESTMENTS:
Net Realized Gain on Investments..............................................   $    542
                                                                                 --------
Unrealized Appreciation/Depreciation on Investments:
  Beginning of the Period.....................................................      8,637
  End of the Period...........................................................     (6,313)
                                                                                 --------
Net Unrealized Depreciation on Investments During the Period..................    (14,950)
                                                                                 --------
NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS...............................   $(14,408)
                                                                                 ========
NET INCREASE IN NET ASSETS FROM OPERATIONS....................................   $267,561
                                                                                 ========

                      See Notes to Financial Statements

                       STATEMENT OF CHANGES IN NET ASSETS

                   For the Years Ended July 31, 1996 and 1995
                       All amounts reported in thousands
--------------------------------------------------------------------------------

                                                                         Year Ended       Year Ended
                                                                        July 31, 1996    July 31, 1995
------------------------------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Net Investment Income................................................    $   281,969      $   137,069
Net Realized Gain/Loss on Investments................................            542           (5,468)
Net Unrealized Appreciation/Depreciation on Investments
  During the Period..................................................        (14,950)           2,107
                                                                         -----------      -----------
Change in Net Assets from Operations.................................        267,561          133,708
Distributions from Net Investment Income.............................       (283,580)        (133,994)
                                                                         -----------      -----------
NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES..................        (16,019)            (286)
                                                                         -----------      -----------
FROM CAPITAL TRANSACTIONS (NOTES 3 AND 5):
Proceeds from Common Shares Sold.....................................      2,551,158        1,349,284
Value of Shares Issued Through Dividend Reinvestment.................        155,100           74,961
Cost of Shares Repurchased...........................................       (354,520)        (122,898)
                                                                         -----------      -----------
NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS...................      2,351,738        1,301,347
                                                                         -----------      -----------
TOTAL INCREASE IN NET ASSETS.........................................      2,335,719        1,301,061
NET ASSETS:
Beginning of the Period..............................................      2,530,065        1,229,004
                                                                         -----------      -----------
End of the Period (Including undistributed net investment income
  of $2,875 and $6,627, respectively)................................    $ 4,865,784      $ 2,530,065
                                                                         ===========      ===========

                      See Notes to Financial Statements

                            STATEMENT OF CASH FLOWS

                        For the Year Ended July 31, 1996
                       All amounts reported in thousands
--------------------------------------------------------------------------------

CHANGE IN NET ASSETS FROM OPERATIONS..........................................   $   267,561
                                                                                 -----------
Adjustments to Reconcile the Change in Net Assets from
  Operations to Net Cash Provided by Operating Activities:
  Increase in Investments at Value............................................    (2,382,924)
  Increase in Interest and Fees Receivables...................................       (18,282)
  Increase in Other Assets....................................................           (53)
  Increase in Receivable for Investments Sold.................................           (44)
  Decrease in Short-Term Investments at Amortized Cost........................        29,860
  Increase in Deferred Facility Fees..........................................         3,711
  Increase in Investment Advisory and Administrative Fees Payable.............         2,411
  Increase in Accrued Expenses................................................           469
  Increase in Distributor and Affiliates Payable..............................           251
  Increase in Deferred Compensation and Retirement Plans Expenses.............            26
                                                                                 -----------
    Total Adjustments.........................................................    (2,364,575)
                                                                                 -----------
NET CASH USED FOR OPERATING ACTIVITIES........................................    (2,097,014)
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES (NOTES 3 AND 5):
Proceeds from Shares Sold.....................................................     2,566,669
Payments on Shares Repurchased................................................      (354,528)
Increase in Intra-day Credit Line.............................................           557
Cash Dividends Paid...........................................................      (126,019)
                                                                                 -----------
  Net Cash Provided by Financing Activities...................................     2,086,679
                                                                                 -----------
NET DECREASE IN CASH..........................................................       (10,335)
Cash at Beginning of the Period...............................................        10,335
                                                                                 -----------
CASH AT END OF THE PERIOD.....................................................   $       -0-
                                                                                 ===========

                      See Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS

   The following schedule presents financial highlights for one common share of the Trust outstanding throughout the periods indicated.
--------------------------------------------------------------------------------

                                                                                     Year Ended July 31
                                                                  --------------------------------------------------------
                                                                    1996        1995        1994        1993        1992
--------------------------------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of the Period......................... $ 10.046    $ 10.052    $ 10.004    $  9.998    $  9.985
                                                                  --------    --------    --------    --------    --------
  Net Investment Income..........................................     .735        .756        .618        .600        .698
  Net Realized and Unrealized Gain/Loss on Investments...........    (.028)      (.004)       .015        .008        .004
                                                                  --------    --------    --------    --------    --------
Total from Investment Operations.................................     .707        .752        .633        .608        .702
                                                                  --------    --------    --------    --------    --------
Less:
  Distributions from Net Investment Income.......................     .751        .758        .585        .600        .689
  Distributions in Excess of Net Investment Income (Note 1)......      -0-         -0-         -0-        .002         -0-
                                                                  --------    --------    --------    --------    --------
Total Distributions..............................................     .751        .758        .585        .602        .689
                                                                  --------    --------    --------    --------    --------
Net Asset Value, End of the Period............................... $ 10.002    $ 10.046    $ 10.052    $ 10.004    $  9.998
                                                                  ========    ========    ========    ========    ========
Total Return (a).................................................    7.22%       7.82%       6.52%       6.17%       7.25%
Net Assets at End of the Period (In millions).................... $4,865.8    $2,530.1    $1,229.0    $  966.7    $  928.3
Ratio of Expenses to Average Net Assets..........................    1.46%       1.49%       1.53%       1.53%       1.55%
Ratio of Net Investment Income to Average Net Assets.............    7.33%       7.71%       6.16%       5.96%       6.98%
Portfolio Turnover (b)...........................................      66%         71%         74%         67%         59%

(a) Total return is based upon net asset value which does not include payment of the contingent deferred sales charge.

(b) Calculation includes the proceeds from repayments and sales of variable rate senior loan interests.

                      See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

                                 July 31, 1996
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen American Capital Prime Rate Income Trust (the "Trust") is registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended. The Trust's investment objective is to provide a high level of current income, consistent with preservation of capital. The Trust seeks to achieve its objective by investing primarily in a portfolio of interests in floating or variable rate senior loans to United States corporations, partnerships and other entities. The Trust commenced investment operations on October 4, 1989.

       The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION--The value of the Trust's Variable Rate Senior Loan interests, totaling $4,357,645,025 (89.5% of net assets) is determined in the absence of actual market values by Van Kampen American Capital Investment Advisory Corp. (the "Adviser") following guidelines and procedures established, and periodically reviewed, by the Board of Trustees. The value of a Variable Rate Senior Loan interest in the Trust's portfolio is determined with reference to changes in market interest rates and to the creditworthiness of the underlying obligor. In valuing Variable Rate Senior Loan interests, the Adviser considers market quotations and transactions in instruments that the Adviser believes may be comparable to such Variable Rate Senior Loan interests. In determining the relationship between such instruments and the Variable Rate Senior Loan interests, the Adviser considers such factors as the creditworthiness of the underlying obligor, the current interest rate, the interest rate redetermination period and maturity date. To the extent that reliable market transactions in Variable Rate Senior Loan interests have occurred, the Adviser also considers pricing information derived from such secondary market transactions in valuing Variable Rate Senior Loan interests. Because of uncertainly inherent in the valuation process, the estimated value of a Variable Rate Senior Loan interest may differ significantly from the value that would have been used had there been market activity for that Variable Rate Senior Loan interest. Equity securities are valued on the basis of prices furnished by pricing services or as determined in good faith by the Adviser. Short-term securities are valued at amortized cost.

B. SECURITY TRANSACTIONS--Investment transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

C. INVESTMENT INCOME--Interest income is recorded on an accrual basis. Facility fees received are recognized as income ratably over the expected life of the loan. Market premiums and discounts are amortized over the stated life of each applicable security.

                                 July 31, 1996
--------------------------------------------------------------------------------

D. FEDERAL INCOME TAXES--It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no provision for federal income taxes is required.

       The Trust intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized capital gains. At July 31, 1996, the Trust had an accumulated capital loss carryforward for tax purposes of $4,507,275, which will expire on July 31, 2004. Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of post October 31 losses which are not recognized for tax purposes until the first day of the following fiscal year.

E. DISTRIBUTION OF INCOME AND GAINS--The Trust declares daily and pays monthly dividends from net investment income. Net realized gains, if any, are distributed annually.

     Permanent book and tax basis differences relating to the recognition of expenses totaling $26,779 have been reclassified from paid in surplus to undistributed net investment income. Additionally, $2,168,429, representing permanent differences related to the recognition of income on certain investments between book and tax reporting purposes was reclassified from undistributed net investment income to accumulated net realized gain on investments.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES
Under the terms of the Trust's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Trust for an annual fee payable monthly as follows:

                          AVERAGE NET ASSETS                      % PER ANNUM
------------------------------------------------------------------------------
First $4.0 billion.............................................     .950 of 1%
Next $3.5 billion..............................................     .900 of 1%
Next $2.5 billion..............................................     .875 of 1%
Over $10.0 billion.............................................     .850 of 1%

       In addition, the Trust will pay a monthly administrative fee to Van Kampen American Capital Distributors, Inc., the Trust's Administrator, at an annual rate of .25% of the average net assets of the Trust. The administrative services to be provided by the Administrator include monitoring the provisions of the loan agreements and any agreements with respect to participations and assignments, record keeping responsibilities with respect to interests in Variable Rate Senior Loans in the Trust's portfolio and providing certain services to the holders of the Trust's securities.

       Certain legal expenses are paid to Skadden, Arps, Slate, Meagher & Flom, counsel to the Trust, of which a trustee of the Trust is an affiliated person.

       For the year ended July 31, 1996, the Trust recognized expenses of approximately $38,800 representing the Administrator's or its affiliates' (collectively "VKAC") cost of providing legal services to the Trust.

                                 July 31, 1996
--------------------------------------------------------------------------------

       ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent of the Trust. For the year ended July 31, 1996, the Fund recognized expenses of approximately $3,848,300, representing ACCESS' cost of providing transfer agency and shareholder services plus a profit.

       Certain officers and trustees of the Trust are also officers and directors of VKAC. The Fund does not compensate its officers or trustees who are officers of VKAC.

       The Trust has implemented deferred compensation and retirement plans for its trustees. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. The retirement plan covers those trustees who are not officers of VKAC.

3. CAPITAL TRANSACTIONS

At July 31, 1996 and 1995, paid in surplus aggregated $4,872,393,497 and $2,523,028,402, respectively.

       Transactions in common shares were as follows:

                                                        YEAR ENDED       YEAR ENDED
                                                       JULY 31, 1996    JULY 31, 1995
-------------------------------------------------------------------------------------
Beginning Shares....................................     251,848,949      122,267,677
                                                        ------------     ------------
Shares Sold.........................................     254,577,948      134,357,255
Shares Issued Through Dividend Reinvestment.........      15,483,081        7,465,118
Shares Repurchased..................................     (35,419,661)     (12,241,101)
                                                        ------------     ------------
Net Increase in Shares Outstanding..................     234,641,368      129,581,272
                                                        ------------     ------------
Ending Shares.......................................     486,490,317      251,848,949
                                                        ============     ============

4. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from investments sold and repaid, excluding short-term investments, for the year ended July 31, 1996, were $4,564,819,045 and $2,168,339,118, respectively.

5. TENDER OF SHARES

The Board of Trustees currently intends, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its then outstanding common shares at the then net asset value of the common shares. For the year ended July 31, 1996, 35,419,661 shares were tendered and repurchased by the Trust.

                                 July 31, 1996
--------------------------------------------------------------------------------

6. EARLY WITHDRAWAL CHARGE

An early withdrawal charge to recover offering expenses will be imposed in connection with most common shares held for less than five years which are accepted by the Trust for repurchase pursuant to tender offers. The early withdrawal charge will be payable to VKAC. Any early withdrawal charge which is required to be imposed will be made in accordance with the following schedule.

                        YEAR OF REPURCHASE                WITHDRAWAL CHARGE
---------------------------------------------------------------------------
First..................................................         3.0%
Second.................................................         2.5%
Third..................................................         2.0%
Fourth.................................................         1.5%
Fifth..................................................         1.0%
Sixth and following....................................         0.0%

       For the year ended July 31, 1996, VKAC received early withdrawal charges of approximately $5,721,300 in connection with tendered shares of the Trust.

7. COMMITMENTS

Pursuant to the terms of certain of the Variable Rate Senior Loan agreements, the Trust had unfunded loan commitments of approximately $472,375,400 as of July 31, 1996. The Trust generally will maintain with its custodian short-term investments having an aggregate value at least equal to the amount of unfunded loan commitments.

       The Trust has entered into revolving credit agreements with Morgan Guaranty Trust Company of New York, Bank of America and State Street Bank and Trust Company for an aggregate of $150,000,000. The proceeds of any borrowing by the Trust under the revolving credit agreements may only be used, directly or indirectly, for liquidity purposes in connection with the consummation of a tender offer by the Trust for its shares. Annual commitment fees under each facility of 1/10 of 1% are charged on the unused portion of the credit lines. Borrowings under these facilities will bear interest at either the banks' prime rate or the Federal Funds rate plus 1/4 to 1/2 of 1%. There have been no borrowings under these agreements to date.

                                 July 31, 1996
--------------------------------------------------------------------------------

8. SENIOR LOAN PARTICIPATION COMMITMENTS

The Trust invests primarily in participations, assignments, or acts as a party to the primary lending syndicate of a Variable Rate Senior Loan interest to United States corporations, partnerships, and other entities. When the Trust purchases a participation of a Senior Loan interest, the Trust typically enters into a contractual agreement with the lender or other third party selling the participation, but not with the borrower directly. As such, the Trust assumes the credit risk of the Borrower, Selling Participant or other persons interpositioned between the Trust and the Borrower.

       At July 31, 1996, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Trust on a participation basis.

                                                         PRINCIPAL
                                                          AMOUNT        VALUE
                       SELLING PARTICIPANT                 (000)        (000)
-------------------------------------------------------------------------------
Bankers Trust.........................................    $213,651     $214,095
Pearl Street L.P......................................      51,632       52,040
NationsBank...........................................      33,002       33,072
Canadian Imperial Bank of Commerce....................      29,883       29,923
Merrill Lynch Capital Corp............................      22,273       22,431
Mellon Bank...........................................      20,000       20,020
Chase Securities Inc..................................      18,007       18,000
Natwest USA...........................................       9,697        9,697
G. E. Capital Corp....................................       7,467        7,499
ABN AMRO..............................................       5,000        5,041
Citibank..............................................       4,182        4,182
FNB Canada............................................       3,281        1,968
                                                          --------     --------
Total.................................................    $418,075     $417,968
                                                          ========     ========